Exhibit 10.2

EXECUTION VERSION

FIVE YEAR CREDIT AGREEMENT

by and among

CVS HEALTH CORPORATION,

THE LENDERS PARTY HERETO,

BARCLAYS BANK PLC and JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

BANK OF AMERICA, N.A., GOLDMAN SACHS BANK USA, and

WELLS FARGO BANK, N.A.,

as Co-Documentation Agents,

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

Dated as of May 17, 2018

THE BANK OF NEW YORK MELLON,

GOLDMAN SACHS BANK USA,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

THE BANK OF NEW YORK MELLON,

BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

Prepared by:

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, New York 10104‑3300

TABLE OF CONTENTS

1.	DEFINITIONS AND PRINCIPLES OF CONSTRUCTION		1
	1.1	Definitions	1
	1.2	Principles of Construction	24

2.	AMOUNT AND TERMS OF LOANS		25
	2.1	Revolving Credit Loans	25
	2.2	Swing Line Loans	26
	2.3	Notice of Borrowing Revolving Credit Loans and Swing Line Loans	28
	2.4	Competitive Bid Loans and Procedure	29
	2.5	Use of Proceeds	31
	2.6	Termination, Reduction or Increase of Commitments	31
	2.7	Prepayments of Loans	33
	2.8	Letter of Credit Sub‑facility	34
	2.9	Letter of Credit Participation	36
	2.10	Absolute Obligation with respect to Letter of Credit Payments	37
	2.11	Notes	37
	2.12	Extension of Commitment Termination Date	37
	2.13	Defaulting Lenders	39

3.	PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES		41
	3.1	Disbursement of the Proceeds of the Loans	41
	3.2	Payments	42
	3.3	Conversions; Other Matters	43
	3.4	Interest Rates and Payment Dates	44
	3.5	Indemnification for Loss	46
	3.6	Reimbursement for Costs, Etc.	47
	3.7	Illegality of Funding	48
	3.8	Option to Fund; Substituted Interest Rate	48
	3.9	Certificates of Payment and Reimbursement	50
	3.10	Taxes; Net Payments	50
	3.11	Facility Fees	54
	3.12	Letter of Credit Participation Fee	54
	3.13	Replacement of Lender	55

4.	REPRESENTATIONS AND WARRANTIES		56
	4.1	Existence and Power	56
	4.2	Authority; EEA Financial Institution	56
	4.3	Binding Agreement	56
	4.4	Litigation	57
	4.5	No Conflicting Agreements	57
	4.6	Taxes	57
	4.7	Compliance with Applicable Laws; Filings	58

CVS Health Corporation 2018 Five Year Credit Agreement

	4.8	Governmental Regulations	58
	4.9	Federal Reserve Regulations; Use of Proceeds	58
	4.10	No Misrepresentation	58
	4.11	Plans	59
	4.12	Environmental Matters	59
	4.13	Financial Statements	60
	4.14	Anti-Corruption Laws and Sanctions	60

5.	CONDITIONS TO EFFECTIVENESS		60
	5.1	Agreement	60
	5.2	Notes	61
	5.3	Corporate Action	61
	5.4	Opinion of Counsel to the Borrower	61
	5.5	Termination of Existing 2014 Credit Agreement	61
	5.6	No Default and Representations and Warranties	61
	5.7	Fees	62
	5.8	Due Diligence; “Know Your Customer”	62

6.	CONDITIONS OF LENDING ‑ ALL LOANS AND LETTERS OF CREDIT		62
	6.1	Compliance	62
	6.2	Requests	62

7.	AFFIRMATIVE COVENANTS		62
	7.1	Legal Existence	63
	7.2	Taxes	63
	7.3	Insurance	63
	7.4	Performance of Obligations	63
	7.5	Condition of Property	63
	7.6	Observance of Legal Requirements	64
	7.7	Financial Statements and Other Information	64
	7.8	Records	66
	7.9	Authorizations	66

8.	NEGATIVE COVENANTS		66
	8.1	Subsidiary Indebtedness	66
	8.2	Liens	66
	8.3	Dispositions	67
	8.4	Merger or Consolidation, Etc.	68
	8.5	Acquisitions	68
	8.6	Restricted Payments	68
	8.7	Limitation on Upstream Dividends by Subsidiaries	68
	8.8	Limitation on Negative Pledges	69
	8.9	Ratio of Consolidated Indebtedness to Total Capitalization	70

(ii)

CVS Health Corporation 2018 Five Year Credit Agreement

9.	DEFAULT		70
	9.1	Events of Default	70
	9.2	Remedies	72

10.	AGENT		73
	10.1	Appointment and Authority	73
	10.2	Rights as a Lender	73
	10.3	Exculpatory Provisions	74
	10.4	Reliance by Administrative Agent	75
	10.5	Delegation of Duties	75
	10.6	Resignation of Administrative Agent	75
	10.7	Non‑Reliance on Administrative Agent and Other Credit Parties	76
	10.8	No Other Duties, etc.	76

11.	OTHER PROVISIONS		76
	11.1	Amendments, Waivers, Etc.	76
	11.2	Notices	78
	11.3	No Waiver; Cumulative Remedies	80
	11.4	Survival of Representations and Warranties	81
	11.5	Payment of Expenses; Indemnified Liabilities	81
	11.6	Lending Offices	82
	11.7	Successors and Assigns	82
	11.8	Counterparts; Electronic Execution of Assignments	86
	11.9	Set‑off and Sharing of Payments	86
	11.10	Indemnity	87
	11.11	Governing Law	90
	11.12	Severability	90
	11.13	Integration	90
	11.14	Treatment of Certain Information	90
	11.15	Acknowledgments	91
	11.16	Consent to Jurisdiction	91
	11.17	Service of Process	92
	11.18	No Limitation on Service or Suit	92
	11.19	WAIVER OF TRIAL BY JURY	92
	11.20	Patriot Act Notice	92
	11.21	No Fiduciary Duty	92
	11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	93
	11.23	Certain ERISA Matters	93

(iii)

CVS Health Corporation 2018 Five Year Credit Agreement

EXHIBITS

Exhibit	A	List of Commitments
Exhibit	B	Form of Note
Exhibit	C	Form of Borrowing Request
Exhibit	D‑1	Form of Opinion of Counsel to the Borrower
Exhibit	D‑2	Form of Opinion of Special Counsel to the Borrower
Exhibit	E	Form of Assignment and Assumption
Exhibit	F	Form of Competitive Bid Request
Exhibit	G	Form of Invitation to Bid
Exhibit	H	Form of Competitive Bid
Exhibit	I	Form of Competitive Bid Accept/Reject Letter
Exhibit	J	Form of Letter of Credit Request
Exhibit	K	Form of Commitment Increase Supplement

(iv)

CVS Health Corporation 2018 Five Year Credit Agreement

FIVE YEAR CREDIT AGREEMENT, dated as of May 17, 2018, by and among CVS HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the lenders party hereto from time to time (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC (“Barclays”)  and JPMORGAN CHASE BANK, N.A., (“JPMC”), as co-syndication agents (in such capacity, each a “Co-Syndication Agent” and, collectively, the “Co-Syndication Agents”), BANK OF AMERICA, N.A. (“BofA”),  GOLDMAN SACHS BANK USA (“GS”), and WELLS FARGO BANK, N.A.  (“Wells Fargo”), as co‑documentation agents (in such capacity, each a “Co-Documentation Agent”  and, collectively, the “Co-Documentation Agents”), and THE BANK OF NEW YORK MELLON (“BNY Mellon”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

1.         DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1       Definitions

When used in any Loan Document (as defined below), each of the following terms shall have the meaning ascribed thereto unless the context otherwise specifically requires:

“ABR Advances”: the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

“Accumulated Funding Deficiency”: as defined in Section 304 of ERISA.

“Acquisition”: with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever, of (a) stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, or (b) any business, going concern or division or segment thereof, or all or substantially all of the assets thereof; provided that no redemption, retirement, purchase or acquisition by any Person of the stock or other equity securities of such Person shall be deemed to constitute an Acquisition.

“Acquisition Agreement”: that certain Agreement and Plan of Merger, dated as of December 3, 2017, by and among the Borrower, Merger Sub and Aetna, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Acquisition Closing Date”: the date of the consummation of the Aetna Acquisition.

“Acquisition Indebtedness”: unsecured indebtedness in an aggregate principal amount not exceeding $49,000,000,000, issued or borrowed by the Borrower for the purpose of financing the Aetna Acquisition (including all of the transaction costs, fees, commissions and expenses in connection therewith) and which is redeemable or prepayable if the Aetna Acquisition is not consummated.

“Administrative Agent”: as defined in the preamble.

CVS Health Corporation 2018 Five Year Credit Agreement

“Administrative Agent’s Office”: the Administrative Agent’s address and, as appropriate, account as set forth in Section 11.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Aetna”: Aetna Inc., a Pennsylvania corporation.

“Aetna Acquisition”: the acquisition by the Borrower, through Merger Sub, of all of the equity interests in Aetna pursuant to the Acquisition Agreement.

“Aetna Existing Indebtedness”: as defined in Section 8.1.

“Affected Advance”: as defined in Section 3.8(b).

“Affiliate”: with respect to any Person at any time and from time to time, any other Person (other than a wholly‑owned subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person.  The term “control”, as used in this definition with respect to any Person, means the power, whether direct or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Agents and Arrangers”: collectively, the Administrative Agent, the Co‑Syndication Agents, the Co-Documentation Agents, the Joint Lead Arrangers, and the Joint Bookrunners.

“Aggregate Commitment Amount”: at any time, the sum of the Commitment Amounts of the Lenders at such time under this Agreement.  The Aggregate Commitment Amount on the Effective Date is $2,000,000,000.

“Aggregate Credit Exposure”: at any time, the sum at such time of (a) the aggregate Committed Credit Exposure of the Lenders at such time and (b) the aggregate outstanding principal balance of all Competitive Bid Loans at such time.

“Aggregate Letter of Credit Commitment”: at any time, the sum of the Letter of Credit Commitments of the Issuers at such time.  The Aggregate Letter of Credit Commitment on the Effective Date is $150,000,000.

“Agreement”: this Five Year Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (i) the BNY Mellon Rate in effect on such day; (ii) the sum of (a) 1/2 of 1% per annum and (b) the Federal Funds Effective Rate in effect on such day; and (iii) the sum of (a) 1% per annum and (b) the One Month LIBOR Rate in effect on such day.  The Alternate Base Rate shall change as and when the

CVS Health Corporation 2018 Five Year Credit Agreement

greatest of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day specified in the public announcement of such change.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: (i) with respect to the unpaid principal balance of ABR Advances, the applicable percentage set forth below in the column entitled “ABR Advances”, (ii) with respect to the unpaid principal balance of Eurodollar Advances, the applicable percentage set forth below in the column entitled “Eurodollar Advances”, (iii) with respect to the Facility Fee, the applicable percentage set forth below in the column entitled “Facility Fee”, (iv) with respect to the Letter of Credit Participation Fee payable in respect of standby Letters of Credit, the applicable percentage set forth below in the column entitled “Participation Fee - Standby”, and (v) with respect to the Letter of Credit Participation Fee payable in respect of commercial Letters of Credit, the applicable percentage set forth below in the column entitled “Participation Fee - Commercial”, in each case opposite the applicable Pricing Level:

Pricing Level	ABR Advances	Eurodollar Advances	Facility Fee	Participation Fee - Standby	Participation Fee – Commercial
Pricing Level I	0.000%	0.805%	0.070%	0.805%	0.4025%
Pricing Level II	0.000%	0.915%	0.085%	0.915%	0.4575%
Pricing Level III	0.025%	1.025%	0.100%	1.025%	0.5125%
Pricing Level IV	0.125%	1.125%	0.125%	1.125%	0.5625%
Pricing Level V	0.200%	1.200%	0.175%	1.200%	0.6000%
Pricing Level VI	0.375%	1.375%	0.250%	1.375%	0.6875%

Decreases in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the delivery by the Borrower to the Administrative Agent of a notice pursuant to Section 7.7(d).  Increases in the Applicable Margin resulting from a change in Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody’s or S&P of the senior unsecured long term debt rating of the Borrower.

“Approved Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by

CVS Health Corporation 2018 Five Year Credit Agreement

Section 11.7(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Authorized Officer”: means those officers of the Borrower or any Subsidiary whose signatures and incumbency shall have been certified in writing to the Administrative Agent.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Barclays”: as defined in the preamble.

“Benefit Plan”: as defined in Section 11.23(d).

“BNY Mellon”: as defined in the preamble.

“BNY Mellon Rate”: a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY Mellon from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

“BofA”: as defined in the preamble.

“Borrower”: as defined in the preamble.

“Borrower Materials”: as defined in Section 7.7.

“Borrowing Date”: (i) in respect of Revolving Credit Loans, any Domestic Business Day or Eurodollar Business Day, as the case may be, on which the Lenders shall make Revolving Credit Loans pursuant to a Borrowing Request or pursuant to a Mandatory Borrowing, (ii) in respect of Competitive Bid Loans, any Domestic Business Day on which a Lender shall make a Competitive Bid Loan pursuant to a Competitive Bid Request, (iii) in respect of Swing Line Loans, any Domestic Business Day on which the Swing Line Lender shall make a Swing Line Loan pursuant to a Borrowing Request and (iv) in respect of Letters of Credit, any Domestic Business Day on which an Issuer shall issue a Letter of Credit pursuant to a Letter of Credit Request.

“Borrowing Request”: a request for Revolving Credit Loans or Swing Line Loans substantially in the form of Exhibit C.

“Change of Control”: any of the following:

(i)         any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (a) shall have or acquire beneficial ownership of securities having 35% or more of the ordinary voting power of the Borrower or (b) shall possess,

CVS Health Corporation 2018 Five Year Credit Agreement

directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise; or

(ii)       the Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

“Co-Documentation Agent” and “Co-Documentation Agents”: as defined in the preamble.

“Co-Syndication Agent” and “Co-Syndication Agents”: as defined in the preamble.

“Commercial Letter of Credit Commitment”: at any time with respect to any Issuer, the commitment of such Issuer to issue commercial Letters of Credit in accordance with the terms hereof in an aggregate outstanding face amount not exceeding the lesser of (a) the amount set forth adjacent to such Issuer’s name under the heading “Commercial Letter of Credit Commitment” in Exhibit A at such time or, if not listed on Exhibit A, the “Commercial Letter of Credit Commitment” which such Issuer shall have assumed from another Issuer in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7, or (b) 25% of the Aggregate Commitment Amount as in effect at such time.

“Commercial Letter of Credit Exposure”: at any time in respect of any Issuer, an amount equal to such Issuer’s Letter of Credit Exposure in respect of commercial Letters of Credit.

“Commitment”: in respect of any Lender, such Lender’s undertaking to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not to exceed the Commitment Amount of such Lender.

“Commitment Amount”: at any time and with respect to any Lender, the amount set forth adjacent to such Lender’s name under the heading “Commitment Amount” in Exhibit A at such time or, in the event that such Lender is not listed on Exhibit A, the “Commitment Amount” which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7.

“Commitment Increase Supplement”: a Commitment Increase Supplement substantially in the form of Exhibit K.

“Commitment Percentage”: at any time and with respect to any Lender, a fraction the numerator of which is such Lender’s Commitment Amount at such time, and the denominator of which is the Aggregate Commitment Amount at such time;  provided that in the event the Commitments shall have expired or otherwise terminated or been terminated, then Commitment Percentage shall be determined immediately prior thereto.

“Commitment Period”: the period commencing on the Effective Date and ending on the Commitment Termination Date or on such earlier date as all of the Commitments shall have been terminated in accordance with the terms hereof.

CVS Health Corporation 2018 Five Year Credit Agreement

“Commitment Termination Date”: the earlier of (i) May 17, 2023 (subject to extension as provided in Section 2.12) and (ii) the date on which the Loans shall become due and payable, whether by acceleration, notice of intention to prepay or otherwise.

“Committed Credit Exposure”: with respect to any Lender at any time, the sum at such time of (a) the outstanding principal balance of such Lender’s Revolving Credit Loans, (b) the Swing Line Exposure of such Lender and (c) the Letter of Credit Exposure of such Lender.

“Compensatory Interest Payment”: as defined in Section 3.4(c).

“Competitive Bid”: an offer by a Lender, substantially in the form of Exhibit H, to make one or more Competitive Bid Loans.

“Competitive Bid Accept/Reject Letter”: a notification made by the Borrower pursuant to Section 2.4(d) substantially in the form of Exhibit I.

“Competitive Bid Loan”: as defined in Section 2.4(a).

“Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed rate of interest (which shall be expressed in the form of a decimal to no more than four decimal places) offered by such Lender with respect thereto.

“Competitive Bid Request”: a request by the Borrower, substantially in the form of Exhibit F, for Competitive Bids.

“Competitive Interest Period”: as to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect thereto, which shall not be earlier than 3 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided that if any Competitive Interest Period would end on a day other than a Domestic Business Day, such Competitive Interest Period shall be extended to the next succeeding Domestic Business Day, unless such next succeeding Domestic Business Day would be a date on or after the Commitment Termination Date, in which case such Competitive Interest Period shall end on the next preceding Domestic Business Day. Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.

“Consolidated”: the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

“Contingent Obligation”: as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of

CVS Health Corporation 2018 Five Year Credit Agreement

the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided that the term “Contingent Obligation” shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

“Continuing Director”: any member of the board of directors of the Borrower (i) who is a member of that board of directors on the Effective Date, (ii) who was nominated for election by the board of directors a majority of whom were directors on the Effective Date or (iii) whose election or nomination for election was approved by one or more of such directors.

“Control Person”: as defined in Section 3.6.

“Convert”,  “Conversion” and “Converted”: each, a reference to a conversion pursuant to Section 3.3 of one Type of Revolving Credit Loan into the other Type of Revolving Credit Loan.

“Costs”: as defined in Section 3.6.

“Credit Exposure”: with respect to any Lender at any time, the sum at such time of (a) the Committed Credit Exposure of such Lender at such time and (b) the outstanding principal balance of all Competitive Bid Loans of such Lender at such time.

“Credit Parties”: the Administrative Agent, the Swing Line Lender, the Issuers and the Lenders.

“CVS Bridge Facility”: if entered into by the Borrower, the Borrower’s senior unsecured 364-day term loan facility for loans in an aggregate principal amount not to exceed $4,000,000,000, the proceeds of which will be used to fund, in part, the Aetna Acquisition, including paying all related fees, commissions and expenses.

“CVS Bridge Facility Commitment Letter”: the commitment letter, dated as of December 3, 2017 (together with all exhibits, schedules and annexes thereto), among the Borrower, Barclays, GS, Goldman Sachs Lending Partners LLC, BofA and ML, the other Persons party thereto and any other Persons that may become parties thereto, relating to the CVS Bridge Facility, as supplemented by the Joinder to Bridge Facility Commitment Letter, dated December 15, 2017, as amended by the Acknowledgment and Agreement, dated the date hereof, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

CVS Health Corporation 2018 Five Year Credit Agreement

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within two Domestic Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, two Domestic Business Days after written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans; provided that such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt by the Administrative Agent of such confirmation, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Domestic Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) becomes, or has a parent company that becomes, the subject of a Bail-in Action, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Lender.

“Disposition”: with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of:

(a)        the stock of, or other equity interests of, any other Person,

(b)        any business, operating entity, division or segment thereof, or

CVS Health Corporation 2018 Five Year Credit Agreement

(c)        any other Property of such Person, other than (i) the sale of inventory (other than in connection with bulk transfers), (ii) the disposition of equipment and (iii) the sale of cash investments.

“Disqualified Institutions”: those Persons that are (a) competitors of the Borrower or its Subsidiaries or Aetna or its subsidiaries, identified in writing by the Borrower to the Administrative Agent from time to time (it being understood that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest hereunder that is otherwise an Eligible Assignee, but upon the effectiveness of such designation, any such Person may not acquire any additional Commitments, Advances or participations), (b) such other Persons identified in writing by the Borrower to the Administrative Agent prior to the Effective Date and (c) Affiliates of the Persons identified pursuant to clause (a) or (b) that are either clearly identifiable by name or identified in writing by the Borrower to the Administrative Agent.

“Dividend Restrictions”: as defined in Section 8.7.

“Dollar” or “$”: lawful currency of the United States of America.

“Domestic Business Day”: any day other than a Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: as defined in Section 5.

“Eligible Assignee”: a Person that is a permitted assignee under Section 11.7(b) that has received the consent of each party whose consent is required under Section 11.7(b).

“Employee Benefit Plan”: an employee benefit plan, within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.

CVS Health Corporation 2018 Five Year Credit Agreement

“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability”: as to any Person, any statutory, common law or equitable liability, contingent or otherwise (including any liability for damages, costs of environmental investigation, sampling or remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment, discharge or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

“ERISA Affiliate”: when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code or, solely with respect to the applicable provisions of the Internal Revenue Code, Section 414(m) or (o) of the Internal Revenue Code, of which the Borrower or any Subsidiary is a member.

“ERISA Event”:  (a) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30‑day notice period is waived); (b) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Internal Revenue Code or Sections 303, 304 or 305 of ERISA; (c) the filing pursuant to the Internal Revenue Code or ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower, any Subsidiary or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any Subsidiary or an ERISA Affiliate; (e) the receipt by the Borrower, any Subsidiary or an ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan;  (f) the incurrence by the Borrower, any Subsidiary or an ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) any limits under Section 436 of the Internal Revenue Code become applicable; or (h) any failure to make any payment required by Section 430(j) of the Internal Revenue Code.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

CVS Health Corporation 2018 Five Year Credit Agreement

“Eurodollar Advance”: a portion of the Revolving Credit Loans selected by the Borrower to bear interest during a Eurodollar Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Eurodollar Interest Period, all pursuant to and in accordance with Section 2.1 or Section 3.3.

“Eurodollar Business Day”: any Domestic Business Day, other than a Domestic Business Day on which banks are not open for dealings in Dollar deposits in the interbank eurodollar market.

“Eurodollar Interest Period”: the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.3 or Section 3.3 and ending one, two, three or six months thereafter, as selected by the Borrower in accordance with either such Sections, subject to the following:

(i)         if any Eurodollar Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Eurodollar Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and

(ii)       if any Eurodollar Interest Period shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period), such Eurodollar Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.

“Eurodollar Rate”: with respect to any Eurodollar Advance for any Eurodollar Interest Period, (a) the LIBO Rate for such Eurodollar Interest Period, multiplied by (b) the Statutory Reserve Rate.

“Event of Default”: any of the events specified in Section 9.1,  provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

“Excluded Taxes”: with respect to the Administrative Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes, in each case, (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or that are Other Connection Taxes, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.13), any withholding Tax that (i) is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding

CVS Health Corporation 2018 Five Year Credit Agreement

Tax pursuant to Section 3.10, or (ii) is attributable to such Lender’s failure or inability (other than as a result of a Regulatory Change, except for a Regulatory Change relating to the implementation of FATCA) to comply with Section 3.10 and (d) any Taxes imposed under FATCA.

“Existing Commitment Termination Date”: as defined in Section 2.12(a).

“Existing 2014 Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of July 24, 2014, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co‑syndication agents, BofA and Wells Fargo, as co-documentation agents, and BNY Mellon, as administrative agent, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of December 15, 2017, and as further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing 2015 Credit Agreement”: the Credit Agreement, dated as of July 1, 2015, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co‑syndication agents, BofA and Wells Fargo, as co-documentation agents, and BNY Mellon, as administrative agent, as amended by Amendment No. 1 to Credit Agreement, dated as of December 15, 2017, and Amendment No. 2 to Credit Agreement, dated as of the date hereof, and as the same may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing 2017 Credit Agreement”: the Five Year Credit Agreement, dated as of May 18, 2017, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co‑syndication agents, BofA and Wells Fargo, as co-documentation agents, and BNY Mellon, as administrative agent, as amended by Amendment No. 1 to Five Year Credit Agreement, dated as of December 15, 2017, and Amendment No. 2 to Five Year Credit Agreement, dated as of the date hereof, and as the same may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing 364-Day Credit Agreement”: the 364-Day Credit Agreement, dated as of May 17, 2018, by and among the Borrower, the lenders party thereto from time to time, BofA, GS and Wells Fargo, as co‑syndication agents, Barclays and JPMC, as co-documentation agents, and BNY Mellon, as administrative agent, as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing Term Loan Agreement”: the Term Loan Agreement, dated as of December 15, 2017, by and among the Borrower, the lenders party thereto from time to time, GS and BofA, as co‑syndication agents, and Barclays, as administrative agent, as amended by Amendment No. 1 to Term Loan Agreement, dated as of the date hereof, and as the same may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Expiration Date”: the first date, occurring on or after the date the Commitments shall have terminated or been terminated in accordance herewith, upon which there shall be no Loans, Reimbursement Obligations or Letters of Credit outstanding.

CVS Health Corporation 2018 Five Year Credit Agreement

“Extension Date”: as defined in Section 2.12(a).

“Extension Request”: as defined in Section 2.12(a).

“Facility Fee”: as defined in Section 3.11.

“FATCA”: Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any applicable intergovernmental agreements with respect thereto, and any treaty, law, regulations, or other official guidance enacted in any other jurisdiction relating to such intergovernmental agreement.

“Federal Funds Effective Rate”: for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s (or, if such day is not a Domestic Business Day, the immediately preceding Domestic Business Day) federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent, provided that if the “Federal Funds Effective Rate” would otherwise be less than zero, the “Federal Funds Effective Rate” shall be deemed to be zero for purposes of this Agreement.

“Fees”: as defined in Section 3.2(a).

“Financial Statements”: as defined in Section 4.13.

“Foreign Lender”: any Lender or any Issuer that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied; provided,  however, that the accounting for operating leases and financing or capital leases under GAAP as in effect on the Effective Date (including, without limitation, Accounting Standards Codification 840) shall apply for determining compliance with the provisions of this Agreement.

“Governmental Authority”: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court, arbitrator, regulatory body or central bank (including any supra-national bodies such as the European Union or the European Central Bank).

CVS Health Corporation 2018 Five Year Credit Agreement

“GS”: as defined in the preamble.

“Hazardous Materials”: all ignitable, explosive, reactive, corrosive or radioactive substances or wastes and all hazardous or toxic materials, substances, chemicals, wastes or other pollutants, including but not limited to petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes, hazardous biological agents, hazardous pharmaceutical substances and all other materials, substances, chemicals, wastes, contaminants or pollutants of any nature that are now or hereafter regulated pursuant to any Environmental Law, or are now or hereafter defined, listed or classified as a hazardous or toxic material, substance, chemical, waste, contaminant or pollutant in any Environmental Law.

“Highest Lawful Rate”: as to any Lender, the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

“Impacted Interest Period”: has the meaning assigned to it in the definition of “LIBO Rate”.

“Increasing Lender”: as defined in Section 2.6(d).

“Indebtedness”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding for purposes of Section 8.1 and Section 8.9 letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer thereof in respect of such issuer’s payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in (a) ‑ (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non‑consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in items (a) ‑ (f) above; provided that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.

“Indemnified Amount”: as defined in Section 11.10(b).

“Indemnified Liabilities”: as defined in Section 11.5.

“Indemnified Person”: as defined in Section 11.10(a).

CVS Health Corporation 2018 Five Year Credit Agreement

“Indemnified Taxes”: Taxes other than Excluded Taxes and Other Taxes.

“Information”: as defined in Section 11.14(b).

“Insurance Subsidiary”:  any Subsidiary subject to regulation by the commissioner of insurance, the commissioner of health or any equivalent Governmental Authority in any applicable jurisdiction.

“Intangible Assets”: at any date, the value, as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized), and (iv) unamortized debt discount and expense, less unamortized premium.

“Intercompany Debt”: (i) Indebtedness of the Borrower to one or more of the Subsidiaries of the Borrower and (ii) Indebtedness of one or more of the Subsidiaries of the Borrower to the Borrower or any one or more of the other Subsidiaries of the Borrower.

“Intercompany Disposition”: a Disposition by the Borrower or any of the Subsidiaries of the Borrower to the Borrower or to any of the other Subsidiaries of the Borrower.

“Interest Payment Date”: (i) as to any ABR Advance, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the day on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.2(a), (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Eurodollar Interest Period, (iv) as to any Competitive Bid Loan in respect of which the Borrower has selected a Competitive Interest Period of 90 days or less, the last day of such Competitive Interest Period and (v) as to any Eurodollar Advance or Competitive Bid Loan in respect of which the Borrower has selected an Interest Period greater than three months or 90 days, as the case may be, the last day of the third month or the 90th day, as the case may be, of such Interest Period and the last day of such Interest Period.

“Interest Period”: a Eurodollar Interest Period, a Swing Line Interest Period or a Competitive Interest Period, as the case may be.

“Internal Revenue Code”: the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

CVS Health Corporation 2018 Five Year Credit Agreement

“Interpolated Rate”:  in relation to determining the applicable LIBO Screen Rate, the rate which results from interpolating on a linear basis between:

(a)        the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) which is shorter than the Impacted Interest Period of the applicable Eurodollar Advance; and

(b)        the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) which is longer than the Impacted Interest Period of such Eurodollar Advance,

each as of approximately 11:00 a.m. (London, England time) two Eurodollar Business Days prior to the commencement of such Interest Period; provided that in the event either of the two foregoing LIBO Screen Rates is not available at such time, then the “Interpolated Rate” with respect to such Eurodollar Advance for such Interest Period shall be the average of rates at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to major banks in the London interbank market by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period.

“issue” or “issuance”: when used with respect to a Letter of Credit, shall be deemed to include any increase in the amount of such Letter of Credit.

“Issuers”: BNY Mellon, Barclays, BofA, GS, JPMC and Wells Fargo; each an “Issuer”.

“Joint Bookrunners”: BNY Mellon, ML, Barclays, GS, JPMC and WFS.

“Joint Lead Arrangers”: BNY Mellon, GS, ML and WFS.

“JPMC”: as defined in the preamble.

“Lender” and “Lenders”: as defined in the preamble; such term to also include the Swing Line Lender and each Issuer where the context hereof requires or permits such inclusion.

“Letter of Credit” and “Letters of Credit”: as defined in Section 2.8(a).

“Letter of Credit Application”:  an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuer.

“Letter of Credit Commitment”: at any time with respect to any Issuer, the commitment of such Issuer to issue Letters of Credit (which, for the avoidance of doubt, shall include all standby letters of credit and all commercial letters of credit issued by such Issuer) in accordance with the terms hereof in an aggregate outstanding face amount not exceeding the lesser of (a) the amount set forth adjacent to such Issuer’s name under the heading “Letter of Credit Commitment” in Exhibit A at such time or, if not listed on Exhibit A, the “Letter of Credit

CVS Health Corporation 2018 Five Year Credit Agreement

Commitment” which such Issuer shall have assumed from another Issuer in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7, or (b) the amount equal to the Aggregate Commitment Amount as in effect at such time multiplied by a percentage equal to a fraction, the numerator of which is one and the denominator of which is six.

“Letter of Credit Exposure”: at any time, (a) in respect of all Lenders, the sum, without duplication, of (i) the maximum aggregate amount which may be drawn under all unexpired Letters of Credit at such time (whether or not the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, at such time, of all unpaid drafts (which have not been dishonored) drawn under all Letters of Credit, and (iii) the aggregate unpaid principal amount of the Reimbursement Obligations at such time, (b) in respect of any Lender, an amount equal to such Lender’s Commitment Percentage at such time multiplied by the amount determined under clause (a) of this definition, and (c) in respect of any Issuer, the amount determined under clause (a) of this definition in respect of a Letter of Credit issued by such Issuer.

“Letter of Credit Participation Fee”: as defined in Section 3.12.

“Letter of Credit Request”: a request substantially in the form of Exhibit J.

“LIBO Rate”:  with respect to any Eurodollar Advance for any Eurodollar Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Eurodollar Business Days prior to the commencement of such Eurodollar Interest Period, as the rate for Dollar deposits with a maturity comparable to such Eurodollar Interest Period (in each case, the “LIBO Screen Rate”);  provided that (i) if the LIBO Screen Rate shall be less than zero, the LIBO Rate shall be deemed to be zero for the purposes of this Agreement, and (ii) if the LIBO Screen Rate shall not be available at such time for such Eurodollar Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided that if any Interpolated Rate shall be less than zero, such Interpolated Rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate”: has the meaning assigned to it in the definition of “LIBO Rate”.

“Lien”: any mortgage, pledge, hypothecation, assignment, lien, deposit arrangement, charge, encumbrance or other security arrangement or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Loan”: a Revolving Credit Loan, a Competitive Bid Loan or a Swing Line Loan, as the case may be.

CVS Health Corporation 2018 Five Year Credit Agreement

“Loan Documents”: this Agreement and, upon the execution and delivery thereof, the Notes, if any, and the Reimbursement Agreements, if any.

“Loans”: the Revolving Credit Loans, the Competitive Bid Loans and the Swing Line Loans.

“Mandatory Borrowing”: as defined in Section 2.2(b).

“Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

“Material Adverse”: with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Administrative Agent, any Issuer or any Lender to enforce the Loan Documents.

“Merger Sub”: Hudson Merger Sub Corp., a Pennsylvania corporation and a wholly owned Subsidiary of the Borrower.

“ML”: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan”: a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negotiated Rate”: with respect to each Swing Line Loan, the rate per annum agreed to in writing by the Borrower and the Swing Line Lender as the interest rate which such Swing Line Loan shall bear.

“Net Tangible Assets”: at any date, the total assets as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, less, without duplication (i) all current liabilities (due within one year) as shown on such balance sheet and (ii) Intangible Assets and liabilities relating thereto.

“Net Tangible Assets Test”: as defined in Section 8.1.

“New Lender”: as defined in Section 2.6(d).

“Non‑Extending Lender”: as defined in Section 2.12(b).

“Note”: with respect to each Lender that has requested one in accordance with Section 2.11, a promissory note evidencing such Lender’s Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit B.

CVS Health Corporation 2018 Five Year Credit Agreement

“One Month LIBOR Rate”: with respect to any ABR Advance for any day, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day (or, if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day), as the rate for Dollar deposits with a maturity of approximately one month (in each case, the “One Month Screen Rate”), provided that (a) in the event the “One Month LIBOR Rate” is not otherwise available, then the “One Month LIBOR Rate” with respect to such ABR Advance shall be the rate at which Dollar deposits of $5,000,000 and for a maturity of approximately one month are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or, if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day), and (b) in the event that the “One Month LIBOR Rate” would otherwise be less than zero, such “One Month LIBOR Rate” shall be deemed to be zero for purposes of this Agreement.

“One Month Screen Rate”: has the meaning assigned to it in the definition of “One Month LIBOR Rate”.

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.13).

“Participant”: as defined in Section 11.7(d).

“Participant Register”: as defined in Section 11.7(d).

“Patriot Act”: as defined in Section 11.20.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

CVS Health Corporation 2018 Five Year Credit Agreement

“Pension Plan”: at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

“Person”: any individual, firm, partnership, limited liability company, joint venture, corporation, association, business trust, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.

“Platform”: as defined in Section 7.7.

“Pricing Level”: Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V or Pricing Level VI, as the case may be.

“Pricing Level I”: any time when the senior unsecured  long term debt rating of the Borrower by (x) S&P is A or higher or (y) Moody’s is A2 or higher.

“Pricing Level II”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A‑ or higher or (y) Moody’s is A3 or higher and (ii) Pricing Level I does not apply.

“Pricing Level III”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB+ or higher or (y) Moody’s is Baa1 or higher and (ii) neither Pricing Level I nor Pricing Level II applies.

“Pricing Level IV”: any time when (i) the senior unsecured  long term debt rating of the Borrower by (x) S&P is BBB or higher or (y) Moody’s is Baa2 or higher and (ii) none of Pricing Level I, Pricing Level II or Pricing Level III applies.

“Pricing Level V”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB‑ or higher or (y) Moody’s is Baa3 or higher and (ii) none of Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV applies.

“Pricing Level VI”: any time when none of Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V applies.

Notwithstanding each definition of Pricing Level set forth above, if at any time the senior unsecured long term debt ratings of the Borrower by S&P and Moody’s differ by more than one equivalent rating level, then the applicable Pricing Level shall be determined based upon the lower such rating adjusted upwards to the next higher rating level.

“Proceeding”: as defined in Section 11.10(d).

CVS Health Corporation 2018 Five Year Credit Agreement

“Prohibited Transaction”: a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code, Section 408 of ERISA or any applicable administrative exemptions.

“Property”: in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

“PTE”: as defined in Section 11.23(d).

“Regulatory Change”:  the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, in the case of each of clauses (i) and (ii), shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Lenders in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this definition), as determined by the Lenders in their respective reasonable discretion.

“Register”: as defined in Section 11.7(c).

“Reimbursement Agreement”: as defined in Section 2.8(b).

“Reimbursement Obligations”: all obligations and liabilities of the Borrower due and to become due (a) under the Reimbursement Agreements and (b) hereunder in respect of Letters of Credit.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replaced Lender”: as defined in Section 3.13.

“Replacement Lender”: as defined in Section 3.13.

“Required Lenders”: (a) at any time prior to the Commitment Termination Date or such earlier date as all of the Commitments shall have terminated or been terminated in accordance herewith, Lenders having Commitment Amounts greater than 50% of the Aggregate Commitment Amount, and (b) at all other times, Lenders having Credit Exposure greater than 50% of the Aggregate Credit Exposure.

CVS Health Corporation 2018 Five Year Credit Agreement

“Restricted Payment”: with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of stock of such Person, other than a dividend payable solely in shares of that class of stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of stock of, or other type or class of equity interest or equity investment in, such Person.

“Restrictive Agreement”: as defined in Section 8.7.

“Revolving Credit Loan” and “Revolving Credit Loans”: as defined in Section 2.1(a).

“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Screen Rate”: either the LIBO Screen Rate or the One Month Screen Rate.

“Special Counsel”: such counsel as the Administrative Agent may engage from time to time.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System, as amended). Such reserve percentages shall include those imposed pursuant to said Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under said Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

CVS Health Corporation 2018 Five Year Credit Agreement

“Subsidiary”: at any time and from time to time, any corporation, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of a partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

“Swing Line Commitment”: the commitment of the Swing Line Lender to make Swing Line Loans in accordance with the terms hereof in an aggregate outstanding principal amount not exceeding $100,000,000 (or, if less, the Aggregate Commitment Amount) at any time, as the same may be reduced pursuant to Section 2.6.

“Swing Line Commitment Period”: the period from the Effective Date to, but excluding, the Swing Line Termination Date.

“Swing Line Exposure”: at any time, in respect of any Lender, an amount equal to the aggregate principal balance of such Lender’s Swing Line Participation Amount.

“Swing Line Interest Period”: as to any Swing Line Loan, the period commencing on the date of such Swing Line Loan and ending on the date set forth by the Borrower in the Borrowing Request with respect to such Swing Line Loan; provided that the last day of any Swing Line Interest Period shall not be earlier than one day after the date of such Swing Line Loan or later than 7 days after the date of such Swing Line Loan and in no event later than the Swing Line Termination Date; provided further that if any Swing Line Interest Period would end on a day other than a Domestic Business Day, such Swing Line Interest Period shall be extended to the next succeeding Domestic Business Day. Interest shall accrue from and including the first day of a Swing Line Interest Period to but excluding the last day of such Swing Line Interest Period.

“Swing Line Lender”: BNY Mellon.

“Swing Line Loan” and “Swing Line Loans”: as defined in Section 2.2(a).

“Swing Line Maturity Date”: as defined in Section 2.2(a).

“Swing Line Participation Amount”: as defined in Section 2.2(c).

“Swing Line Termination Date”: the date which is 7 Domestic Business Days prior to the Commitment Termination Date.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event”: with respect to any Pension Plan, (a) an ERISA Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to

CVS Health Corporation 2018 Five Year Credit Agreement

terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after such Pension Plan satisfies the requirement for a standard termination under Section 4041(b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

“Threshold Amount”: prior to the later of (x) the termination or other expiration of the CVS Bridge Facility Commitment Letter in accordance with its terms and (y) the termination or other expiration of the CVS Bridge Facility if it is entered into, $250,000,000, and at all other times $200,000,000.

“Total Capitalization”: at any date, the sum of the Borrower’s Consolidated Indebtedness and shareholders’ equity on such date, determined in accordance with GAAP.

“Type”: with respect to any Revolving Credit Loan, the characteristic of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a Type of Revolving Credit Loan.

“Unqualified Amount”: as defined in Section 3.4(c).

“Upstream Dividends”: as defined in Section 8.7(a).

“U.S. Lender”: as defined in Section 3.10(f).

“United States Tax Compliance Certificate”: as defined in Section 3.10(f)(iii).

“Wells Fargo”: as defined in the preamble.

“WFS”: Wells Fargo Securities, LLC.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2       Principles of Construction

(a)        All capitalized terms defined in this Agreement shall have the meanings given to such capitalized terms herein when used in the other Loan Documents or in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

(b)        Unless otherwise expressly provided herein, the word “fiscal” when used herein shall refer to the relevant fiscal period of the Borrower.  As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent

CVS Health Corporation 2018 Five Year Credit Agreement

not defined, shall have the respective meanings given to them under GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of, and any accounting term related thereto shall have the respective meaning given to it under, GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c)        The words “hereof”,  “herein”,  “hereto” and “hereunder” and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

(d)        All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

(e)        Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.  Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

(f)        Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.

(g)        The words “include” and “including”, when used in each Loan Document, shall mean that the same shall be included “without limitation”, unless otherwise specifically provided.

(h)        All references to “knowledge” or “awareness” of the Borrower or any Subsidiary means the actual knowledge of an Authorized Officer of the Borrower or such Subsidiary.

2.         AMOUNT AND TERMS OF LOANS

2.1       Revolving Credit Loans

(a)        Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans in Dollars under this Agreement (each a “Revolving Credit Loan”

CVS Health Corporation 2018 Five Year Credit Agreement

and, collectively with each other Revolving Credit Loan of such Lender and/or with each Revolving Credit Loan of each other Lender, the “Revolving Credit Loans”) to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof.  Immediately after making each Revolving Credit Loan and after giving effect to all Swing Line Loans and Competitive Bid Loans repaid and all Reimbursement Obligations paid on the same date, the Aggregate Credit Exposure will not exceed the Aggregate Commitment Amount.  With respect to each Lender, at the time of the making of any Revolving Credit Loan, the sum of (I) the principal amount of such Lender’s Revolving Credit Loan constituting a part of the Revolving Credit Loans to be made, (II) the aggregate principal balance of all other Revolving Credit Loans (exclusive of Revolving Credit Loans which are repaid with the proceeds of, and simultaneously with the incidence of, the Revolving Credit Loans to be made) then outstanding from such Lender and (III) the product of (A) such Lender’s Commitment Percentage and (B) the sum of (1) the aggregate principal balance of all Swing Line Loans (exclusive of Swing Line Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Credit Loans to be made) then outstanding and (2) the Letter of Credit Exposure of all Lenders, will not exceed the Commitment of such Lender at such time.  At the option of the Borrower, indicated in a Borrowing Request, Revolving Credit Loans may be made as ABR Advances or Eurodollar Advances.

(b)        The aggregate outstanding principal balance of all Revolving Credit Loans shall be due and payable on the Commitment Termination Date or on such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6.

2.2       Swing Line Loans

(a)        Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans in Dollars under this Agreement (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time during the Swing Line Commitment Period.  Swing Line Loans (i) may be repaid and reborrowed in accordance with the provisions hereof, (ii) shall not, immediately after giving effect thereto, result in the Aggregate Credit Exposure exceeding the Aggregate Commitment Amount, and (iii) shall not, immediately after giving effect thereto, result in the aggregate outstanding principal balance of all Swing Line Loans exceeding the Swing Line Commitment.  The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loan.  The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent or any Lender, by notice to the Swing Line Lender and the Borrower no later than one Domestic Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Section 6 have not been satisfied or waived and such conditions remain unsatisfied as of the requested time of the making of such Loan.  Each Swing Line Loan shall be due and payable on the day (the “Swing Line Maturity Date”) being the earliest of the last day of the Swing Line Interest Period applicable thereto, the date on which the Swing Line Commitment shall have been terminated in accordance with Section 2.6, and the date on which the Loans shall become due and payable pursuant to the provisions hereof,

CVS Health Corporation 2018 Five Year Credit Agreement

whether by acceleration or otherwise.  Each Swing Line Loan shall bear interest at the Negotiated Rate applicable thereto.  The Swing Line Lender shall disburse the proceeds of Swing Line Loans at its office designated in Section 11.2 by crediting such proceeds to an account of the Borrower maintained with the Swing Line Lender.

(b)        On any Domestic Business Day, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.1(h), (i) or (j)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a “Mandatory Borrowing”) shall be made by all Lenders pro rata based on each such Lender’s Commitment Percentage on the Domestic Business Day immediately succeeding the giving of such notice.  The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan.  Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding: (i) whether the amount of such Mandatory Borrowing complies with the minimum amount for Loans otherwise required hereunder, (ii) whether any condition specified in Section 6 is then unsatisfied, (iii) whether a Default then exists, (iv) the Borrowing Date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, (vi) the Aggregate Credit Exposure at such time and (vii) the amount of the Commitments at such time.

(c)        Upon each receipt by a Lender of a notice from the Administrative Agent, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding balance of the Swing Line Loans (each, a “Swing Line Participation Amount”).  Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section 2.2 that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

(d)        In furtherance of Section 2.2(c), upon each receipt by a Lender of a notice from the Administrative Agent, such Lender shall promptly make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Administrative Agent specified in Section 11.2, in Dollars and in immediately available funds.  The Administrative Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received.  Each Lender hereby indemnifies and agrees to hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying, the Administrative Agent any amount such Lender is required by notice from the

CVS Health Corporation 2018 Five Year Credit Agreement

Administrative Agent to pay in accordance with this Section 2.2 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum, whether before or after judgment, equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, payable upon demand by the Swing Line Lender.  The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.

(e)        Whenever the Administrative Agent is reimbursed by the Borrower for the account of the Swing Line Lender for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section 2.2, the Administrative Agent will promptly remit such payment to such Lender.

2.3       Notice of Borrowing Revolving Credit Loans and Swing Line Loans

The Borrower agrees to notify the Administrative Agent (and with respect to a Swing Line Loan, the Swing Line Lender), which notification shall be irrevocable, no later than (a) 2:00 P.M., on the proposed Borrowing Date in the case of Swing Line Loans, (b) 12:00 Noon on the proposed Borrowing Date in the case of Revolving Credit Loans to consist of ABR Advances and (c) 12:00 Noon at least three Eurodollar Business Days prior to the proposed Borrowing Date in the case of Revolving Credit Loans to consist of Eurodollar Advances.  Each such notice shall specify (i) the aggregate amount requested to be borrowed under the Commitments or the Swing Line Commitment, (ii) the proposed Borrowing Date, (iii) whether a borrowing of Revolving Credit Loans is to be made as an ABR Advance, one or more Eurodollar Advances, or both, and the amount of each thereof, (iv) the Eurodollar Interest Period for each such Eurodollar Advance and (v) the Swing Line Interest Period for, and the amount of, each Swing Line Loan.  Each such notice shall be promptly confirmed by delivery to the Administrative Agent (and, with respect to a Swing Line Loan, the Swing Line Lender) of a Borrowing Request.  Each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be Converted to Eurodollar Advances on such date and having the same Interest Period as such Eurodollar Advance, shall equal no less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof.  Each ABR Advance made on each Borrowing Date shall equal no less than $5,000,000 or an integral multiple of $500,000 in excess thereof.  Each Swing Line Loan made on each Borrowing Date shall equal no less than $1,000,000 or an integral multiple of $500,000 in excess thereof.  The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notification to be confirmed by fax, email or other writing) of each such Borrowing Request.  Subject to its receipt of each such notice from the Administrative Agent and subject to the terms and conditions hereof, (A) each Lender shall make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2 not later than 1:00 P.M. on each Borrowing Date in an amount equal to such Lender’s Commitment Percentage of the Revolving Credit Loans requested by the Borrower on such Borrowing Date and/or (B) the Swing Line Lender shall make immediately

CVS Health Corporation 2018 Five Year Credit Agreement

available funds available to the Borrower on such Borrowing Date in an amount equal to the Swing Line Loan requested by the Borrower.

2.4       Competitive Bid Loans and Procedure

(a)        Subject to the terms and conditions hereof, the Borrower may request competitive bid loans in Dollars under this Agreement (each a “Competitive Bid Loan”) during the Commitment Period.  In order to request Competitive Bids, the Borrower shall deliver by hand, fax or email to the Administrative Agent a duly completed and executed Competitive Bid Request not later than 12:00 Noon, one Domestic Business Day before the proposed Borrowing Date therefor.  A Competitive Bid Request that does not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent in the Administrative Agent’s reasonable discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by fax or email and by telephone.  Each Competitive Bid Request shall specify (x) the proposed Borrowing Date for the Competitive Bid Loans then being requested (which shall be a Domestic Business Day) and the aggregate principal amount thereof and (y) the Competitive Interest Period or Competitive Interest Periods (which shall not exceed ten different Interest Periods in a single Competitive Bid Request), with respect thereto (which may not end after the Domestic Business Day immediately preceding the Commitment Termination Date).  Promptly after its receipt of each Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by fax or email (substantially in the form of Exhibit G) the Lenders (other than any Defaulting Lender) to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to such Competitive Bid Request.

(b)        Each Lender (other than any Defaulting Lender), in its sole and absolute discretion, may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request.  Each Competitive Bid by a Lender must be received by the Administrative Agent not later than 10:00 A.M. on the proposed Borrowing Date for the relevant Competitive Bid Loan.  Multiple bids will be accepted by the Administrative Agent.  Bids to make Competitive Bid Loans that, in the reasonable judgment of the Administrative Agent, do not conform to the Bids solicited by the related Competitive Bid Request shall be rejected by the Administrative Agent.  Competitive Bids that do not conform substantially to the format of Exhibit H may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable.  Each Competitive Bid shall be irrevocable and shall specify (x) the principal amount (which (1) shall be in a minimum principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (2) may equal the entire principal amount requested by the Borrower) of the Competitive Bid Loan or Competitive Bid Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make such Competitive Bid Loan or Competitive Bid Loans, and (z) the Competitive Interest Period with respect to each such Competitive Bid Loan and the last day thereof.  If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by fax or email not later than 10:00 A.M. on the proposed Borrowing Date therefor, provided that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan in connection with the relevant Competitive Bid Request.

CVS Health Corporation 2018 Five Year Credit Agreement

(c)        With respect to each Competitive Bid Request, the Administrative Agent shall (i) notify the Borrower by fax or email by 11:00 A.M. on the proposed Borrowing Date with respect thereto of each Competitive Bid made, the Competitive Bid Rate applicable thereto and the identity of the Lender that made such Competitive Bid, and (ii) send a list of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process.  Each notice and list sent by the Administrative Agent pursuant to this Section 2.4(c) shall list the Competitive Bids in ascending yield order.

(d)        The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.4(d), accept or reject any Competitive Bid made in accordance with the procedures set forth in this Section 2.4, and the Borrower shall notify the Administrative Agent by telephone, confirmed by fax or email in the form of a duly completed and executed Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Competitive Bids not later than 12:00 Noon on the proposed Borrowing Date therefor; provided that the failure by the Borrower to give such notice shall be deemed to be a rejection of all such Competitive Bids.  In connection with each acceptance of one or more Competitive Bids by the Borrower:

(1)        the Borrower shall not accept a Competitive Bid of a given tenor made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid having the same tenor made at a lower Competitive Bid Rate unless the acceptance of such Competitive Bid made at a lower Competitive Bid Rate would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents, in which case the Borrower may reject such Competitive Bid made at a lower Competitive Bid Rate,

(2)        the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request therefor,

(3)        if the Borrower shall desire to accept a Competitive Bid made at a particular Competitive Bid Rate, it must accept all other Competitive Bids at such Competitive Bid Rate, except for any such Competitive Bid the acceptance of which would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents; provided that if the acceptance of all such other Competitive Bids would cause the aggregate amount of all such accepted Competitive Bids to exceed the amount requested, then such acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate,

(4)        except pursuant to clause (3) above, no Competitive Bid shall be accepted unless the Competitive Bid Loan with respect thereto shall be in a minimum principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and

CVS Health Corporation 2018 Five Year Credit Agreement

(5)        no Competitive Bid shall be accepted and no Competitive Bid Loan shall be made, if immediately after giving effect thereto, the Aggregate Credit Exposure would exceed the Aggregate Commitment Amount.

(e)        The Administrative Agent shall promptly fax or email to each bidding Lender (with a copy to the Borrower) a Competitive Bid Accept/Reject Letter advising such Lender whether its Competitive Bid has been accepted (and if accepted, in what amount and at what Competitive Bid Rate), and each successful bidder so notified will thereupon become bound, subject to the applicable conditions hereof, to make the Competitive Bid Loan in respect of which each of its Competitive Bids has been accepted by making immediately available funds available to the Administrative Agent at its address set forth in Section 11.2 not later than 1:00 P.M. on the Borrowing Date for such Competitive Bid Loan in the amount thereof.

(f)        Anything herein to the contrary notwithstanding, if the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 9:30 A.M. on the relevant proposed Borrowing Date.

(g)        All notices required by this Section 2.4 shall be given in accordance with Section 11.2.

(h)        Each Competitive Bid Loan shall be due and payable on the last day of the Interest Period applicable thereto or on such earlier date upon which the Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.

2.5       Use of Proceeds

The Borrower agrees that the proceeds of the Loans and Letters of Credit shall be used solely for its general corporate purposes, but not inconsistent with this Section 2.5.  Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, and whether immediately, incidentally or ultimately (i) for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended, or any provision of this Agreement, including, without limitation, the provisions of Section 4.9 or (ii) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

2.6       Termination, Reduction or Increase of Commitments

(a)        Termination on Commitment Termination Date. Unless previously terminated, the Commitments and the Letter of Credit Commitment shall terminate on the Commitment Termination Date and the Swing Line Commitment shall terminate on the Swing Line Termination Date.

(b)        Voluntary Termination or Reductions.  At the Borrower’s option in its sole and absolute discretion and upon at least one Domestic Business Day’s prior irrevocable notice to the Administrative Agent, the Borrower may (i) terminate the Commitments, the Swing Line Commitment and the Letter of Credit Commitment, at any time, or (ii) permanently reduce the

CVS Health Corporation 2018 Five Year Credit Agreement

Aggregate Commitment Amount, the Swing Line Commitment or the Letter of Credit Commitment, in part at any time and from time to time; provided that (1) each such partial reduction shall be in an amount equal to at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (2) immediately after giving effect to each such reduction, (A) the Aggregate Commitment Amount shall equal or exceed the Aggregate Credit Exposure, (B) the Swing Line Commitment shall equal or exceed the aggregate outstanding principal balance of all Swing Line Loans and (C) the Letter of Credit Commitment shall equal or exceed the Letter of Credit Exposure of all Lenders; provided, further that, notwithstanding the foregoing, a notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5, if applicable.

(c)        In General.  Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender’s Commitment Amount by an amount equal to the product of such Lender’s Commitment Percentage and the amount of such reduction.

(d)        Increase in Aggregate Commitment Amount. The Borrower may at any time and from time to time prior to the 90th day prior to the then-applicable Commitment Termination Date, at its sole cost and expense, request any one or more of the Lenders having a Commitment to increase its Commitment Amount (the decision to increase the Commitment Amount of a Lender to be within the sole and absolute discretion of such Lender), or any Eligible Assignee to provide a new Commitment, by submitting to the Administrative Agent a Commitment Increase Supplement, duly executed and delivered by the Borrower and each such Lender or Eligible Assignee, as the case may be.  Upon receipt of any such Commitment Increase Supplement, the Administrative Agent, the Swing Line Lender and each Issuer shall promptly execute and deliver such Commitment Increase Supplement and the Administrative Agent shall deliver a copy thereof to the Borrower and each such Lender or Eligible Assignee, as the case may be.  Upon execution and delivery of such Commitment Increase Supplement by the Administrative Agent, the Swing Line Lender and each Issuer, (i) in the case of each such Lender (an “Increasing Lender”), its Commitment Amount shall be increased to the amount set forth in such Commitment Increase Supplement, and (ii) in the case of each such Eligible Assignee (a “New Lender”), such New Lender shall become a party hereto and have the rights and obligations of a Lender under the Loan Documents and its Commitment shall be as set forth in such Commitment Increase Supplement; provided that:

(1)        immediately after giving effect thereto, the sum of all increases in the Aggregate Commitment Amount made pursuant to this Section 2.6(d) shall not exceed $250,000,000;

(2)        each such increase of the Aggregate Commitment Amount shall be in an amount not less than $25,000,000 or such amount plus an integral multiple of

CVS Health Corporation 2018 Five Year Credit Agreement

$5,000,000; provided that an increase may be in a lesser amount if such increase is an increase of the entire remaining amount available under clause (1) above;

(3)        no Default shall have occurred or be continuing on the effective date of the increase;

(4)        the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the effective date of such increase (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such effective date), except those which are expressly specified to be made as of an earlier date;

(5)        in the case of each New Lender, the Commitment Amount assumed by such New Lender shall not be less than $25,000,000;

(6)        if Revolving Credit Loans would be outstanding immediately after giving effect to any such increase, then simultaneously with such increase (A) each such Increasing Lender, each such New Lender and each other Lender shall be deemed to have entered into a master assignment and assumption, in form and substance substantially similar to Exhibit E, pursuant to which each such other Lender shall have assigned to each such Increasing Lender and each such New Lender a portion of its Revolving Credit Loans necessary to reflect proportionately the Commitments as increased in accordance with this Section 2.6(d), and (B) in connection with such assignment, each such Increasing Lender and each such New Lender shall pay to the Administrative Agent, for the account of each such other Lender, such amount as shall be necessary to reflect the assignment to it of such Revolving Credit Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Advances as a prepayment of such Eurodollar Advances for purposes of Section 3.5;

(7)        each such New Lender shall have delivered to the Administrative Agent an Administrative Questionnaire and to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such New Lender pursuant to Section 3.10; and

(8)        the Administrative Agent shall have received such other certificates, resolutions and opinions as the Administrative Agent shall have reasonably requested.

2.7       Prepayments of Loans

(a)        Voluntary Prepayments.  The Borrower may prepay Revolving Credit Loans, Competitive Bid Loans and Swing Line Loans, in whole or in part, without premium or penalty, but subject to Section 3.5, at any time and from time to time, by notifying the Administrative Agent at least two Eurodollar Business Days, in the case of a prepayment of Eurodollar Advances, two Domestic Business Days, in the case of a prepayment of Competitive

CVS Health Corporation 2018 Five Year Credit Agreement

Bid Loans, or one Domestic Business Day, in the case of a prepayment of Swing Line Loans or ABR Advances, prior to the proposed prepayment date specifying (i) the Loans to be prepaid, (ii) the amount to be prepaid, and (iii) the date of prepayment.  Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof.  Each such notice given by the Borrower pursuant to this Section 2.7 shall be irrevocable, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment as contemplated by Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6, and the Borrower shall indemnify the Lenders in accordance with Section 3.5.  Each partial prepayment under this Section 2.7 shall be (A) in the case of Eurodollar Advances, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of Eurodollar Advances, (B) in the case of ABR Advances, in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or the entire remaining amount of ABR Advances, (C) in the case of Swing Line Loans, in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof or the entire remaining amount of Swing Line Loans, and (D) in the case of Competitive Bid Loans, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of Competitive Bid Loans.

(b)        In General.  Simultaneously with each prepayment hereunder, the Borrower shall prepay all accrued and unpaid interest on the amount prepaid through the date of prepayment and indemnify the Lenders in accordance with Section 3.5, if applicable.

2.8       Letter of Credit Sub‑facility

(a)        Subject to the terms and conditions hereof and the payment by the Borrower to each Issuer of such fees as the Borrower and such Issuer shall have agreed in writing, each Issuer severally (and not jointly) agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue standby or commercial letters of credit (each a “Letter of Credit” and, collectively, the “Letters of Credit”) during the Commitment Period for the account of the Borrower; provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders shall not exceed the Aggregate Letter of Credit Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount, (iii) the Letter of Credit Exposure of such Issuer shall not exceed the Letter of Credit Commitment of such Issuer, and (iv) the Commercial Letter of Credit Exposure of such Issuer shall not exceed the Commercial Letter of Credit Commitment of such Issuer.  Each Letter of Credit shall have an expiration date which shall be not later than, in the case of standby Letters of Credit, the earlier to occur of one year from the date of issuance thereof or 5 days prior to the Commitment Termination Date and, in the case of commercial Letters of Credit, the earlier to occur of 180 days from the date of issuance thereof or 5 days prior to the Commitment Termination Date.  No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent, and the proposed Issuer shall have determined, no later than 3:00 P.M. one Domestic Business Day prior to the requested date of issuance of such Letter of Credit, that the conditions set forth in Section 6 have not been satisfied or waived.

CVS Health Corporation 2018 Five Year Credit Agreement

(b)        Each Letter of Credit shall be issued at the request of the Borrower in support of an obligation of the Borrower or any Subsidiary in favor of a beneficiary who has requested the issuance of such Letter of Credit.  The Borrower shall give the Administrative Agent a Letter of Credit Request for the issuance of each Letter of Credit by 12:00 Noon at least two Domestic Business Days prior to the requested date of issuance.  Such Letter of Credit Request shall specify (i) whether such Letter of Credit is a standby or commercial Letter of Credit, (ii) the beneficiary of such Letter of Credit and the obligations of the Borrower or the Subsidiary in respect of which such Letter of Credit is to be issued, (iii) the Borrower’s proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iv) the maximum amount to be available under such Letter of Credit, (v) the requested date of issuance, and (vi) the name of the proposed Issuer thereof.  Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify the applicable Issuer and each Lender thereof.  Such Issuer shall, on the proposed date of issuance and subject to the terms and conditions of this Agreement, issue the requested Letter of Credit; provided that in the event such Issuer fails to issue such Letter of Credit or is a Defaulting Lender, any other Issuer may (in its sole and absolute discretion, and notwithstanding that its Letter of Credit Exposure may exceed its Letter of Credit Commitment, but with (x) the consent of the Borrower and (y) notice to the Administrative Agent) issue such Letter of Credit otherwise in accordance with the terms hereof; provided further that immediately after the issuance thereof (A) the Letter of Credit Exposure of all Lenders shall not exceed the Aggregate Letter of Credit Commitment, and (B) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount.  Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuer thereof, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as such Issuer shall reasonably require.  Each Letter of Credit shall be used solely for the purposes described therein.  Each Letter of Credit Request and each Letter of Credit shall be subject to the standard terms and conditions for letters of credit of the Issuer thereof (each as amended, supplemented or replaced from time to time, a “Reimbursement Agreement”) executed by the Borrower and delivered to such Issuer.

(c)        Each payment by an Issuer of a draft drawn under a Letter of Credit issued thereby shall give rise to the obligation of the Borrower to promptly (and in any event within one Domestic Business Day) reimburse such Issuer for the amount thereof.  Such Issuer shall promptly notify the Borrower of such payment by such Issuer of a draft drawn under a Letter of Credit.  In lieu of such notice, if the Borrower has not made reimbursement prior to the end of the Domestic Business Day following the day during which such Issuer made such payment of such draft, the Borrower hereby authorizes such Issuer to deduct the amount of any such reimbursement from such account(s) as the Borrower may from time to time designate in writing to such Issuer, upon which such Issuer shall apply the amount of such deduction to such reimbursement.  If all or any portion of any Reimbursement Obligation in respect of a Letter of Credit shall not be paid on the date that the Issuer thereof shall have made payment of a draft drawn under such Letter of Credit, the amount of such Reimbursement Obligation shall bear interest, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances, from the date such Issuer made such payment of such draft until the end of the Domestic Business Day following the day during which such Issuer made such payment of such draft (whether at the stated maturity thereof, by acceleration or otherwise), and

CVS Health Corporation 2018 Five Year Credit Agreement

from and after such Domestic Business Day (whether at the stated maturity thereof, by acceleration or otherwise), such Reimbursement Obligation shall bear interest, payable upon demand, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances plus 2%, from such due date until paid in full (whether before or after the entry of a judgment thereon).

(d)        In the event of any conflict between the terms hereof and the terms of any Reimbursement Agreement or Letter of Credit Application, the terms hereof shall control.

2.9       Letter of Credit Participation

(a)        Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of each Issuer under and in connection with each Letter of Credit issued thereby in an amount equal to such Lender’s Commitment Percentage (as in effect from time to time) of the amount of such Letter of Credit.  Each Lender shall be liable to each Issuer for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit issued thereby.  Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Section 2.8 that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

(b)        Each Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit  issued by such Issuer with respect to which full reimbursement payment shall not have been made by the Borrower as provided in Section 2.8(c), and forthwith upon receipt of such notice, such Lender shall promptly make available to the Administrative Agent for the account of such Issuer its Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2 in Dollars and in immediately available funds.  The Administrative Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to such Issuer promptly upon receipt thereof in like funds as received.  Each Lender shall indemnify and hold harmless the Administrative Agent and each Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender’s Commitment Percentage of the amount of any payment made by such Issuer under a Letter of Credit issued by such Issuer in accordance with this clause (b) (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or such Issuer, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or such Issuer, as the case may be).  If a Lender does not make available to the Administrative Agent when due an amount equal to such Lender’s Commitment Percentage of any unreimbursed payment made by an Issuer under a Letter of Credit issued thereby, such Lender shall be required to pay interest to the Administrative Agent for the account of such Issuer on the unpaid portion of such amount at

CVS Health Corporation 2018 Five Year Credit Agreement

a rate of interest per annum equal to (i) from the date such Lender should have made such amount available until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, in each case payable upon demand by such Issuer.  The Administrative Agent shall distribute such interest payments to such Issuer upon receipt thereof in like funds as received.

(c)        Whenever the Administrative Agent is reimbursed by the Borrower, for the account of an Issuer, for any payment under a Letter of Credit issued thereby and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or such Issuer, if such payment by a Lender was paid by the Administrative Agent to such Issuer) will promptly pay over such payment to such Lender.

2.10     Absolute Obligation with respect to Letter of Credit Payments

The Borrower’s obligation to reimburse the Administrative Agent for the account of an Issuer for each payment under or in respect of each Letter of Credit issued thereby shall be absolute and unconditional under any and all circumstances and irrespective of any set‑off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, such Issuer, the Swing Line Lender, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuer thereof of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment (or failure to pay) under such Letter of Credit made as a result of such Issuer’s gross negligence or willful misconduct.

2.11     Notes

Any Lender may request that the Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Person or, if requested by such Person, such Person and its registered assigns.

2.12     Extension of Commitment Termination Date

(a)        Request for Extension.  The Borrower may, in its sole and absolute discretion, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 90 days and not less than 30 days prior to each of the first, second, third, fourth and fifth anniversary of the Effective Date (each such anniversary date, an “Extension Date”), request (each, an “Extension Request”) that the Lenders extend the Commitment Termination Date then in effect (the “Existing Commitment Termination Date”) for an additional one-year period, provided that the Borrower may only effect one such extension of the Commitment Termination Date.  Each Lender, acting in its sole discretion, shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Borrower) following the date of the Borrower’s notice, advise the Borrower and the Administrative Agent whether or not such Lender agrees to such extension; provided that

CVS Health Corporation 2018 Five Year Credit Agreement

any Lender (which includes each Issuer and the Swing Line Lender) that does not so advise the Borrower and the Administrative Agent shall be deemed to have rejected such Extension Request.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(b)        Replacement of Non‑Extending Lenders.  The Borrower shall have the right at any time on or prior to the relevant Extension Date to replace any Lender which has not consented to the Extension Request (each, a “Non-Extending Lender”) pursuant to Section 3.13.

(c)        Conditions to Effectiveness of Extension. Notwithstanding anything in this Agreement to the contrary, the extension of the Existing Commitment Termination Date on any Extension Date shall not be effective unless, immediately before and after giving effect to such extension on such Extension Date: (i) no Default shall have occurred and be continuing on such Extension Date and the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Extension Date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such Extension Date), except those which are expressly specified to be made as of an earlier date, and the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, to such effect from the chief financial officer of the Borrower (or such other financial officer reasonably acceptable to the Administrative Agent), and (ii) the Administrative Agent shall have received such other certificates, resolutions and opinions as the Administrative Agent may reasonably request.

(d)        Effectiveness of Extension.  If (and only if) the conditions specified in Section 2.12(c) shall have been satisfied or waived with respect to the extension of the Existing Commitment Termination Date on the applicable Extension Date, then, effective as of such Extension Date, the Commitment Termination Date, with respect to the Commitment of each Lender that has agreed to so extend its Commitment and of each Replacement Lender that has assumed a Commitment of a Non-Extending Lender in connection with such Extension Request, shall be extended to the date falling one year after the Existing Commitment Termination Date (or, if such date is not a Domestic Business Day, the immediately preceding Domestic Business Day), and each such Replacement Lender shall thereupon become a “Lender” for all purposes of this Agreement.  Notwithstanding anything herein to the contrary, (i) with respect to any portion of the Commitment of any Non‑Extending Lender that has not been fully assumed by one or more Replacement Lenders, the Commitment Termination Date for such Lender with respect to such non-assumed portion of its Commitment shall remain unchanged, and (ii) with respect to any Loans of such Lender that have not been purchased by one or more Replacement Lenders, the applicable maturity date with respect to such non-purchased Loans shall remain unchanged and shall be repayable by the Borrower on such applicable maturity date without there being any requirement that any such repayment be shared with other Lenders.  In addition, on the Extension Date, the Borrower agrees to pay all accrued and unpaid interest, fees and other amounts then due under this Agreement from the Borrower to each Lender consenting to the Extension Request, each Non‑Extending Lender and each Replacement Lender.  Solely for the purpose of calculating break funding payments under Section 3.5, the assignment by any

CVS Health Corporation 2018 Five Year Credit Agreement

Non‑Extending Lender of any Eurodollar Advance prior to the last day of the Interest Period applicable thereto in accordance with this Section 2.12 shall be deemed to constitute a prepayment by the Borrower of such Eurodollar Advance.

2.13     Defaulting Lenders

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)        Facility Fees shall cease to accrue, and shall not be payable, on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.11;

(b)        the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1); provided that any waiver, amendment or modification with respect to the following shall require the consent of such Defaulting Lender: (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders, (ii) any waiver, amendment or modification increasing the Commitment of such Defaulting Lender, (iii) any waiver, amendment or modification extending the Commitment Period with respect to such Defaulting Lender, (iv) any waiver, amendment or modification reducing the principal amount owed under the Loan Documents to such Defaulting Lender (other than by payment thereof), or (v) any waiver, amendment or modification extending the final maturity of sums owed to such Defaulting Lender, or (vi) a modification of this Section 2.13(b);

(c)        if any Swing Line Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:

(1)        all or any part of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure shall be reallocated among the non‑Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent that (A) the sum of all non‑Defaulting Lenders’ Committed Credit Exposures plus, without duplication, the amount of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure reallocated to such non‑Defaulting Lenders, does not exceed the total of all non‑Defaulting Lenders’ Commitments and (B) with respect to each non-Defaulting Lender, the sum of such non‑Defaulting Lender’s Committed Credit Exposure plus, without duplication, the amount of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure reallocated to such non‑Defaulting Lender, does not exceed such non‑Defaulting Lender’s Commitment;

(2)        if the reallocation described in clause (1) above cannot, or can only partially, be effected, the Borrower shall within one Domestic Business Day following notice by the Administrative Agent (A)  first, prepay such Swing Line Exposure and (B)  second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (1) above) in a manner

CVS Health Corporation 2018 Five Year Credit Agreement

satisfactory to the Administrative Agent and the Issuers for so long as such Letter of Credit Exposure is outstanding;

(3)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.13(c), the Borrower shall not be required to pay any Letter of Credit Participation Fees to such Defaulting Lender pursuant to Section 3.12 with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized; and

(4)        if the Swing Line Exposure or Letter of Credit Exposure of such Defaulting Lender is reallocated pursuant to this Section 2.13(c), then the fees payable to the Lenders pursuant to Section 3.11 and Section 3.12 shall be adjusted to give effect to such reallocation, and the Administrative Agent shall promptly notify the Lenders of any reallocation described in this Section 2.13(c);

(d)        so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuer shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non‑Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.13(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non‑Defaulting Lenders in a manner consistent with Section 2.13(c)(1) (and Defaulting Lenders shall not participate therein);

(e)        any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 11.9 but excluding Section 3.13) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuers and the Swing Line Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by any Issuer or the Swing Line Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan or Letter of Credit, (iv) fourth, to the funding of any Revolving Credit Loan (including any Mandatory Borrowing) in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Revolving Credit Loans (including any Mandatory Borrowings) under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders, the Issuers or the Swing Line Lender as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender, any Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its

CVS Health Corporation 2018 Five Year Credit Agreement

obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Revolving Credit Loan (including any Mandatory Borrowing) or Reimbursement Obligations in respect of drawings under Letters of Credit paid by an Issuer with respect to which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 6 are satisfied or waived, such payment shall be applied solely to prepay the Revolving Credit Loans (including Mandatory Borrowings) of, and Reimbursement Obligations owed to, all non‑Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender;

(f)        the Borrower shall have the right at any time during which a Lender is a Defaulting Lender to replace such Defaulting Lender pursuant to Section 3.13; and

(g)        subject to Section 11.22, no reallocation pursuant to Section 2.13(c) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from a Lender having become a Defaulting Lender, including any claim of a non‑Defaulting Lender as a result of such non‑Defaulting Lender’s increased exposure following such reallocation.

3.         PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES

3.1       Disbursement of the Proceeds of the Loans

The Administrative Agent shall disburse the proceeds of the Loans (other than the Swing Line Loans) at its office specified in Section 11.2 by crediting to the Borrower’s general deposit account with the Administrative Agent the funds received from each Lender.  Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by fax, email or other writing) that such Lender will not make available to the Administrative Agent such Lender’s Commitment Percentage of the Revolving Credit Loans, or the amount of any Competitive Bid Loan, to be made by it on a Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with this Section 3.1,  provided that, in the case of a Revolving Credit Loan, such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount.  If and to the extent that such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in

CVS Health Corporation 2018 Five Year Credit Agreement

the case of such Lender, the Federal Funds Effective Rate from the date such payment is due until the third day after such date and, thereafter, at the Federal Funds Effective Rate plus 2%.  Any such payment by the Borrower shall be without prejudice to its rights against such Lender.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

3.2       Payments

(a)        Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee and the Letter of Credit Participation Fee (collectively, together with all of the other fees to be paid to the Administrative Agent, the Lenders, the Issuers and the Swing Line Lender in connection with the Loan Documents, the “Fees”), and of all of the other amounts to be paid to the Administrative Agent and the Lenders in connection with the Loan Documents (other than amounts payable to a Lender under Section 3.5,  Section 3.6,  Section 3.10,  Section 11.5 and Section 11.10) shall be made by the Borrower to the Administrative Agent at its office specified in Section 11.2 without setoff, deduction or counterclaim in funds immediately available in New York by 3:00 P.M. on the due date for such payment.  The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 3:00 P.M. on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the Loans.  If the Borrower has not made any such payment prior to 3:00 P.M., the Borrower hereby authorizes the Administrative Agent to deduct the amount of any such payment from such account(s) as the Borrower may from time to time designate in writing to the Administrative Agent, upon which the Administrative Agent shall apply the amount of such deduction to such payment.  Promptly upon receipt thereof by the Administrative Agent, each payment of principal and interest on the: (i) Revolving Credit Loans shall be remitted by the Administrative Agent in like funds as received to each Lender (a) first, pro rata according to the amount of interest which is then due and payable to the Lenders, and (b) second, pro rata according to the amount of principal which is then due and payable to the Lenders, (ii) Competitive Bid Loans shall be remitted by the Administrative Agent in like funds as received to each applicable Lender and (iii) Swing Line Loans shall be remitted by the Administrative Agent in like funds as received to the Swing Line Lender.  Each payment of the Facility Fee and the Letter of Credit Participation Fee payable to the Lenders shall be promptly transmitted by the Administrative Agent in like funds as received to each Lender pro rata according to such Lender’s Commitment Amount or, if the Commitments shall have terminated or been terminated, according to the outstanding principal amount of such Lender’s Revolving Credit Loans.

(b)        If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day or a Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period or Competitive Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and (except with respect to payments in respect of

CVS Health Corporation 2018 Five Year Credit Agreement

the Facility Fee and the Letter of Credit Participation Fee) interest shall be payable at the applicable rate specified herein during such extension.

3.3       Conversions; Other Matters

(a)        The Borrower may elect at any time and from time to time to Convert one or more Eurodollar Advances to an ABR Advance by giving the Administrative Agent at least one Domestic Business Day’s prior irrevocable notice of such election, specifying the amount to be so Converted.  In addition, the Borrower may elect at any time and from time to time to Convert an ABR Advance to any one or more new Eurodollar Advances or to Convert any one or more existing Eurodollar Advances to any one or more new Eurodollar Advances by giving the Administrative Agent no later than 10:00 A.M. at least two Eurodollar Business Days’ prior irrevocable notice of such election, specifying the amount to be so Converted and the initial Interest Period relating thereto; provided that any Conversion of an ABR Advance to an Eurodollar Advance shall only be made on a Eurodollar Business Day; provided, further that, notwithstanding the foregoing, a notice of Conversion delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to the day specified for such Conversion in such notice of Conversion) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5, if applicable.  The Administrative Agent shall promptly provide the Lenders with notice of each such election.  Each Conversion of Loans shall be made pro rata according to the outstanding principal amount of the Loans of each Lender.  ABR Advances and Eurodollar Advances may be Converted pursuant to this Section 3.3 in whole or in part; provided that the amount to be Converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.1 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of the Eurodollar Advances.

(b)        Notwithstanding anything in this Agreement to the contrary, the Borrower shall not have the right to elect to Convert any existing ABR Advance to a Eurodollar Advance or to Convert any existing Eurodollar Advance to a new Eurodollar Advance if (i) a Default or an Event of Default under Section 9.1(a),  Section 9.1(b),  Section 9.1(h), Section 9.1(i) or Section 9.1(j) shall then exist, or (ii) any other Event of Default shall then exist and the Administrative Agent shall have notified the Borrower at the request of the Required Lenders that no ABR Advance or Eurodollar Advance may be Converted to a new Eurodollar Advance.  In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically Converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.  The foregoing shall not affect any other rights or remedies that the Administrative Agent or any Lender may have under this Agreement or any other Loan Document.

(c)        Each Conversion shall be effected by each Lender by applying the proceeds of each new ABR Advance or Eurodollar Advance, as the case may be, to the existing

CVS Health Corporation 2018 Five Year Credit Agreement

ABR Advance or Eurodollar Advance (or portion thereof) being Converted (it being understood that such Conversion shall not constitute a borrowing for purposes of Section 4 or Section 6).

(d)        Notwithstanding any other provision of any Loan Document:

(1)        if the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or this Section 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3,

(2)        the Borrower shall not be permitted to select a Eurodollar Advance the Interest Period in respect of which ends later than the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6, and

(3)        the Borrower shall not be permitted to have more than 15 Eurodollar Advances and Competitive Bid Loans, in the aggregate, outstanding at any one time; it being understood and agreed that each borrowing of Eurodollar Advances or Competitive Bid Loans pursuant to a single Borrowing Request or Competitive Bid Request, as the case may be, shall constitute the making of one Eurodollar Advance or Competitive Bid Loan for the purpose of calculating such limitation.

3.4       Interest Rates and Payment Dates

(a)        Prior to Maturity.  Except as otherwise provided in Section 3.4(b) and Section 3.4(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

LOANS	RATE
Revolving Credit Loans constituting ABR Advances	Alternate Base Rate plus the Applicable Margin.
Revolving Credit Loans constituting Eurodollar Advances	Eurodollar Rate applicable thereto plus the Applicable Margin.
Competitive Bid Loans	Fixed rate of interest applicable thereto accepted by the Borrower pursuant to Section 2.4(d).
Swing Line Loans	Negotiated Rate applicable thereto as provided in Section 2.2(a).

CVS Health Corporation 2018 Five Year Credit Agreement

(b)        Late Payment Rate.  Any payment of principal or interest on the Loans, Fees or other amounts payable by the Borrower under the Loan Documents not paid on the date when due and payable shall, after the occurrence and during the continuance of an Event of Default pursuant to Section 9.1(a),  9.1(b),  9.1(h),  9.1(i) or 9.1(j), bear interest, in the case of principal or interest on a Loan, at the applicable interest rate on such Loan plus 2% per annum and, in the case of any Fees or other amounts, at the Alternate Base Rate plus the Applicable Margin plus 2% per annum, in each case from the due date thereof until the date such payment is made (whether before or after the entry of any judgment thereon).

(c)        Highest Lawful Rate.  Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable to any Lender on any of its Loans, together with the Fees and all other amounts payable hereunder to such Lender to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate.  If in respect of any period during the term of this Agreement, any amount paid to any Lender hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an “Unqualified Amount”), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if, in any subsequent period during the term of this Agreement, all amounts payable hereunder to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a “Compensatory Interest Payment”) equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.

(d)        General.  Interest shall be payable in arrears on each Interest Payment Date, on the Commitment Termination Date, to the extent provided in Section 2.7(b), upon each prepayment of the Loans and, to the extent provided in Section 2.12(d), on the Extension Date.  Any change in the interest rate on the Loans resulting from an increase or a decrease in the Alternate Base Rate or any reserve requirement shall become effective as of the opening of business on the day on which such change shall become effective.  The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each change in the BNY Mellon Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein.  Each determination by the Administrative Agent of the Alternate Base Rate, the Eurodollar Rate and the Competitive Bid Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error.  The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons.  All interest (other than interest calculated with reference to the BNY Mellon Rate) shall

CVS Health Corporation 2018 Five Year Credit Agreement

be calculated on the basis of a 360‑day year for the actual number of days elapsed, and all interest determined with reference to the BNY Mellon Rate shall be calculated on the basis of a 365/366‑day year for the actual number of days elapsed.

(e)        No Warranty.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” and “One Month LIBOR Rate”; provided that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or gross negligence of the Administrative Agent.

3.5       Indemnification for Loss

Notwithstanding anything contained herein to the contrary, if: (i) the Borrower shall fail to borrow a Eurodollar Advance or if the Borrower shall fail to Convert all or any portion of any Revolving Credit Loan constituting an ABR Advance to a Eurodollar Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or Section 3.3, as the case may be, (ii) the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted any offer with respect thereto in accordance with Section 2.4 or a Swing Line Loan after it shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.2(a), (iii) a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto (other than the termination of a Swing Line Loan resulting from a Mandatory Borrowing at a time when no Default shall exist), (iv) any repayment or prepayment of the principal amount of a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto (other than the repayment or prepayment of a Swing Line Loan resulting from a Mandatory Borrowing at a time when no Default shall exist), (v) the Borrower shall have revoked a notice of prepayment or notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment that was conditioned upon the effectiveness of other credit facilities or transactions pursuant to Section 2.6 or Section 2.7, or (vi) a Eurodollar Advance is assigned other than on the last day of the Interest Period applicable thereto as a result of an increase in the Aggregate Commitment Amount pursuant to Section  2.6(d) or a replacement of a Lender pursuant to clause (x) or (z) of Section 3.13, then the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose for borrowers similar to the Borrower) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or Convert, or such termination, repayment, prepayment or revocation, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, and any reasonable internal processing charge customarily charged by such Lender in connection therewith for borrowers similar to the Borrower.

CVS Health Corporation 2018 Five Year Credit Agreement

3.6       Reimbursement for Costs, Etc.

If at any time or from time to time there shall occur a Regulatory Change and any Issuer or any Lender shall have reasonably determined that such Regulatory Change (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on such Issuer’s or such Lender’s capital or liquidity or the capital or liquidity of any Person directly or indirectly owning or controlling such Issuer or such Lender (each a “Control Person”), or (B) the asset value (for capital or liquidity purposes) to such Issuer, such Lender or such Control Person, as applicable, of the Reimbursement Obligations, or any participation therein, or the Loans, or any participation therein, in any case to a level below that which such Issuer, such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Issuer’s, such Lender’s or such Control Person’s policies regarding capital or liquidity), (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market in connection with the Loan Documents (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto), or (iii) will subject such Issuer, such Lender or such Control Person, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement, any Note, any Reimbursement Agreement or any other Loan Document (except, in the case of clause (iii) above, for any Indemnified Taxes, Excluded Taxes or Other Taxes), then, in each such case, within ten days after demand by such Issuer or such Lender, as applicable, the Borrower shall pay directly to such Issuer, such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Issuer, such Lender or such Control Person, as the case may be, for any such reduction, reserve or other requirement, tax, loss, cost or expense (excluding general administrative and overhead costs) (collectively, “Costs”) attributable to such Issuer’s, such Lender’s or such Control Person’s compliance during the term hereof with such Regulatory Change, but only if such Costs are generally applicable to (and for which reimbursement is generally being sought by such Issuer, such Lender or such Control Person, as applicable, in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this Section 3.6), as determined by such Issuer or such Lender, as applicable, in its reasonable discretion.  Each Issuer and each Lender may make multiple requests for compensation under this Section 3.6.

Notwithstanding the foregoing, the Borrower will not be required to compensate any Lender for any Costs under this Section 3.6 arising prior to 45 days preceding the date of demand, unless the applicable Regulatory Change giving rise to such Costs is imposed retroactively.  In the case of retroactivity, such notice shall be provided to the Borrower not later than 45 days from the date that such Lender learned of such Regulatory Change.  The Borrower’s obligation to compensate such Lender shall be contingent upon the provision of such timely notice (but any failure by such Lender to provide such timely notice shall not affect the Borrower’s obligations with respect to (i) Costs incurred from the date as of which such Regulatory Change became effective to the date that is 45 days after the date such Lender reasonably should have learned of such Regulatory Change and (ii) Costs incurred following the provision of such notice).

CVS Health Corporation 2018 Five Year Credit Agreement

3.7       Illegality of Funding

Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (a) the commitment of such Lender to make such Eurodollar Advances or Convert ABR Advances to such Eurodollar Advances shall forthwith be suspended, (b) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (c) such Lender’s Loans then outstanding as such Eurodollar Advances, if any, shall be Converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required.  If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section 3.7 and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender’s commitment to make or maintain Eurodollar Advances shall be reinstated.  If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section 3.7, such suspension shall not otherwise affect such Lender’s Commitment.

3.8       Option to Fund; Substituted Interest Rate

(a)        Each Lender has indicated that, if the Borrower requests a Swing Line Loan, a Eurodollar Advance or a Competitive Bid Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance or its Swing Line Loan or Competitive Bid Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Swing Line Loan, Eurodollar Advance or Competitive Bid Loan and any amounts owing under Section 3.5 and Section 3.6.  The Swing Line Lender and each Lender shall be entitled to fund and maintain its funding of all or any part of each Swing Line Loan, Eurodollar Advance and Competitive Bid Loan in any manner it sees fit, but all such determinations hereunder shall be made as if such Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance or its Swing Line Loan or Competitive Bid Loan, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or the amount of such Swing Line Loan or Competitive Bid Loan, as the case may be, and having a maturity corresponding to such Interest Period.  Each Lender may fund its Loans from or for the account of any branch or office of such Lender as such Lender may choose from time to time, subject to Section 3.10.

(b)        In the event that (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period or if by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 or Section 3.3, or (ii) the Required Lenders shall have

CVS Health Corporation 2018 Five Year Credit Agreement

notified the Administrative Agent that they have in good faith determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or any Eurodollar Advance that will result from the requested Conversion of any portion of the Revolving Credit Loans into Eurodollar Advances (each, an “Affected Advance”), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or Conversion date for such Affected Advances.  If the Administrative Agent shall give such notice, (A) any Affected Advances shall be made as ABR Advances, (B) the Revolving Credit Loans (or any portion thereof) that were to have been Converted to Affected Advances shall be Converted to or continued as ABR Advances, and (C) any outstanding Affected Advances shall be Converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances.  Until any notice under clauses (i) or (ii), as the case may be, of this Section 3.8(b) has been withdrawn by the Administrative Agent (by notice to the Borrower) promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.3 or Section 3.3, or (y) the Administrative Agent having been notified by the Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders nor shall the Borrower have the right to Convert all or any portion of the Revolving Credit Loans to Eurodollar Advances.

(c)        In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the One Month LIBOR Rate, the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination.  If the Administrative Agent shall give such notice, the Alternate Base Rate shall be determined without giving effect to clause (iii) thereof until such time, if any, as such notice shall have been withdrawn by the Administrative Agent (by notice to the Borrower) promptly upon the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the One Month LIBOR Rate.

(d)        If at any time the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (i) the circumstances under clause (i) of Section 3.8(b) or under Section 3.8(c) have arisen and such circumstances are unlikely to be temporary, or (ii) the circumstances set forth in clause (i) of this Section 3.8(d) have not arisen but the supervisor for the administrator of either Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Screen Rate shall no longer be used for determining interest rates for loans, or (iii)(x) with respect to Eurodollar Advances, the LIBOR Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (y) with respect to ABR Advances,

CVS Health Corporation 2018 Five Year Credit Agreement

the One Month LIBOR Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate and the One Month LIBOR Rate that gives due consideration to the then prevailing market convention for determining rates of interest for syndicated loans in the United States at such time, and shall enter into a mutually acceptable amendment to this Agreement to reflect such alternate rates of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if any such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided,  further, that after the occurrence of the circumstances described in clause (i), (ii) or (iii) above, the Borrower may revoke any pending request for a borrowing, Conversion or continuation of Eurodollar Advances (to the extent of the affected Eurodollar Advance or Interest Period). Notwithstanding anything to the contrary in Section 11.1, such amendment shall become effective without any further action or consent of any other party to this Agreement (other than the Borrower, whose prior written consent for such amendment shall be required) so long as the Administrative Agent shall not have received, within five (5) Domestic Business Days of the date any notice of such alternate rates of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Lenders object to such amendment (it being understood that, if the Required Lenders object to any such amendment, the Administrative Agent and the Borrower shall be permitted to continue to establish alternate rates of interest and provide one or more additional notices hereunder until an amendment pursuant to this Section 3.8(d) has become effective).

3.9       Certificates of Payment and Reimbursement

Each Issuer and each Lender agrees, in connection with any request by it for payment or reimbursement pursuant to Section 3.5 or Section 3.6, to provide the Borrower with a certificate, signed by an officer of such Issuer or such Lender, as the case may be, setting forth a description in reasonable detail of any such payment or reimbursement and the applicable Section of this Agreement pursuant to and in accordance with which such request is made.  Each determination by such Issuer and such Lender of such payment or reimbursement shall be conclusive absent manifest error.

3.10     Taxes; Net Payments

(a)        Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) the Administrative Agent, the applicable Lender or the applicable Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been

CVS Health Corporation 2018 Five Year Credit Agreement

made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and each Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) paid by the Administrative Agent, such Lender or such Issuer, as the case may be, and, without duplication, any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by such Lender or such Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of such Lender or such Issuer, shall be conclusive absent manifest error.  After any Lender or any Issuer (as the case may be) learns of the imposition of any Indemnified Taxes or Other Taxes, such Lender or such Issuer (as the case may be) will as soon as reasonably practicable notify the Borrower thereof; provided that the failure to provide Borrower with such notice shall not release the Borrower from its indemnification obligations under this Section 3.10.

(d)        Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

CVS Health Corporation 2018 Five Year Credit Agreement

(f)        Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (i) if such Foreign Lender shall determine that any applicable form or certification has expired or will then expire or has or will then become obsolete or incorrect or that an event has occurred that requires or will then require a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent and (ii) upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)         duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,

(ii)       duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate (a “United States Tax Compliance Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code nor (D) engaged in the conduct of a trade or business within the United States to which the interest payment is effectively connected and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E,

(iv)       to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a complete and executed Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a United States Tax Compliance Certificate, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio

CVS Health Corporation 2018 Five Year Credit Agreement

interest exemption, such Foreign Lender shall provide a United States Tax Compliance Certificate, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate, or

(v)        any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.   Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Without limiting the foregoing, upon request of the Administrative Agent or the Borrower, each Lender and each Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code that lends to the Borrower (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of Internal Revenue Service Form W-9 on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding, or any successor form.

(g)        Treatment of Certain Refunds.  If the Administrative Agent, a Lender or an Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent, such Lender or such Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuer in the event the Administrative Agent, such Lender or such Issuer is required to repay such refund or Tax credit to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, any

CVS Health Corporation 2018 Five Year Credit Agreement

Lender or any Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h)        Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.6, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.6 or this  Section 3.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)         Survival.  Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.11     Facility Fees

The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the “Facility Fee”) during the period commencing on the Effective Date and ending on the Expiration Date, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter during which the Facility Fee shall commence to accrue, and on the Expiration Date, at a rate per annum equal to the Applicable Margin of (a) prior to the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6, the Commitment Amount of such Lender (whether used or unused), and (b) thereafter, the sum of (i) the outstanding principal balance of all Revolving Credit Loans of such Lender, (ii) such Lender’s Swing Line Exposure and (iii) such Lender’s Letter of Credit Exposure.  Notwithstanding anything to the contrary contained in this Section 3.11, on and after the Commitment Termination Date, the Facility Fee shall be payable upon demand.  In addition, upon each reduction of the Aggregate Commitment Amount, the Borrower shall pay the Facility Fee accrued on the amount of such reduction through the date of such reduction.  The Facility Fee shall be computed on the basis of a 360‑day year for the actual number of days elapsed.

3.12     Letter of Credit Participation Fee

The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Letter of Credit Participation Fee”) with respect to the Letters of Credit during the period commencing on the Effective Date and ending on the Commitment Termination Date or, if later, the date when the Letter of Credit Exposure of all Lenders is $0, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the last date of such period, at a rate per annum equal to (i) in the case of standby Letters of Credit, the

CVS Health Corporation 2018 Five Year Credit Agreement

Applicable Margin of the average daily aggregate amount which may be drawn under all standby Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage, and (ii) in the case of commercial Letters of Credit, the Applicable Margin of the average daily aggregate amount which may be drawn under all commercial Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage.  The Letter of Credit Participation Fee shall be computed on the basis of a 360‑day year for the actual number of days elapsed.

3.13     Replacement of Lender

If (x) the Borrower is obligated to pay to any Lender any amount under Section 3.6 or Section 3.10, the Borrower shall have the right within 90 days thereafter, (y) any Lender shall be a Defaulting Lender, the Borrower shall have the right at any time during which such Lender shall remain a Defaulting Lender, or (z) any Lender shall have not consented to an Extension Request, the Borrower shall have the right at any time on the relevant Extension Date, in each case in accordance with the requirements of Section 11.7(b) and only if no Default shall exist, to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees (each a “Replacement Lender”); provided that (i) at the time of any replacement pursuant to this Section 3.13, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 11.7(b) (with the processing and recordation fee referred to in Section 11.7(b) payable pursuant to said Section 11.7(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment, the outstanding Loans, the Swing Line Exposure and the Letter of Credit Exposure of the Replaced Lender and, in connection therewith, shall pay the following: (a) to the Replaced Lender, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans and Swing Line Participation Amounts of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but unpaid, fees owing to the Replaced Lender, (b) to each Issuer, an amount equal to such Replaced Lender’s Commitment Percentage of all drawings on Letters of Credit issued by such Issuer (which at such time remain unpaid drawings) to the extent such amount was not funded by such Replaced Lender, (c) to the Swing Line Lender, an amount equal to such Replaced Lender’s Commitment Percentage of any Mandatory Borrowing to the extent such amount was not funded by such Replaced Lender, and (d) to the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the Borrower pursuant to Section 3.1 and which has not been repaid to the Administrative Agent by such Replaced Lender or the Borrower, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.  Upon the execution of the respective Assignment and Assumptions and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.13, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions

CVS Health Corporation 2018 Five Year Credit Agreement

under this Agreement that are intended to survive the termination of the Commitments and the repayment of the Loans which may be applicable to any such Replaced Lender prior to the date of its replacement.  Solely for the purpose of calculating break funding payments under Section 3.5, the assignment by any Replaced Lender of any Eurodollar Advance prior to the last day of the Interest Period applicable thereto pursuant to clause (x) or (z) of this Section 3.13 shall be deemed to constitute a prepayment by the Borrower of such Eurodollar Advance.

4.         REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Lenders and the Issuers to enter into this Agreement, the Lenders to make the Loans and the Issuers to issue Letters of Credit, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Lenders and the Issuers:

4.1       Existence and Power

Each of the Borrower and the Subsidiaries is duly organized, validly existing and (to the extent applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation (except, in the case of the Subsidiaries, where the failure to be in such good standing could not reasonably be expected to have a Material Adverse effect), has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

4.2       Authority; EEA Financial Institution

The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of any applicable law or the terms of its Certificate of Incorporation and By‑Laws.  No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with, the execution, delivery and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower.  The Borrower is not an EEA Financial Institution.

4.3       Binding Agreement

The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.

CVS Health Corporation 2018 Five Year Credit Agreement

4.4       Litigation

As of the Effective Date, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect.  There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

4.5       No Conflicting Agreements

(a)        Neither the Borrower nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect.  No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

(b)        No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or any Subsidiary (other than any Insurance Subsidiary in the case of clause (i) and clause (ii) below) or affecting the Property of the Borrower or such Subsidiary (i) conflicts with any Loan Document, (ii) requires any consent which has not already been obtained with respect to any Loan Document, or (iii) would in any way prevent the execution, delivery or performance by the Borrower of the terms of any Loan Document.  Neither the execution and delivery, nor the performance, by the Borrower of the terms of each Loan Document will constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary (other than any Insurance Subsidiary) pursuant to the terms of any such mortgage, indenture, contract or agreement.

4.6       Taxes

The Borrower and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens (other than Liens permitted under Section 8.2) have been filed against the Borrower or any Subsidiary and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected, except for taxes which have been assessed but which are not yet due and payable.  The charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and the Borrower knows of no unpaid assessment which (a) could reasonably be expected to have a Material Adverse effect, or (b) is or might be due

CVS Health Corporation 2018 Five Year Credit Agreement

and payable against it or any Subsidiary or any Property of the Borrower or any Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP or which have been assessed but are not yet due and payable.

4.7       Compliance with Applicable Laws; Filings

Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect.  The Borrower and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect.  The Borrower and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

4.8       Governmental Regulations

The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended.

4.9       Federal Reserve Regulations; Use of Proceeds

The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans or the Letters of Credit has been or will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for a purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.  Anything in this Agreement to the contrary notwithstanding, neither any Issuer nor any Lender shall be obligated to extend credit to or on behalf of the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including said Regulation U.  Following application of the proceeds of each Loan and the issuance of each Letter of Credit, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of “Indirectly Secured” contained in said Regulation U as in effect at the time of the making of such Loan or issuance of such Letter of Credit) of the value of the assets of the Borrower and the Subsidiaries on a Consolidated basis that are subject to Section 8.2 will be Margin Stock.  In addition, no part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to make a loan to any director or executive officer of the Borrower or any Subsidiary.

4.10     No Misrepresentation

No representation or warranty contained in any Loan Document and no certificate or written report furnished by the Borrower to the Administrative Agent or any Lender pursuant to any Loan Document contains, as of its date, a misstatement of a material fact, or omits to state, as of its date, a material fact required to be stated in order to make the statements therein contained, when

CVS Health Corporation 2018 Five Year Credit Agreement

taken as a whole, not materially misleading (provided that any representation, warranty, statement or written report that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date) in the light of the circumstances under which made (after giving effect to all supplements and updates with respect thereto) (it being understood that the Borrower makes no representation or warranty hereunder with respect to any projections, other forward looking information, industry information or general economic information); provided, that at any time that the representations set forth in this Section 4.10 (if any) are made on or prior to the Acquisition Closing Date, with respect to any such information (if any) relating to Aetna and its subsidiaries (and its and their respective businesses) such representations are made to the best of the Borrower’s knowledge.

4.11     Plans

The Borrower, each Subsidiary and each ERISA Affiliate have complied with the material requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse effect.  The Borrower, each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each Pension Plan required by law or the terms of such Pension Plan or any contract or agreement, except where the failure to make such contributions or payments could not reasonably be expected to have a Material Adverse effect.  No liability to the PBGC has been, or is reasonably expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred by the Borrower, any Subsidiary or any ERISA Affiliate that could reasonably be expected to have a Material Adverse effect.  Liability, as referred to in this Section 4.11, includes any joint and several liability, but excludes any current or, to the extent it represents future liability in the ordinary course, any future liability for premiums under Section 4007 of ERISA.

4.12     Environmental Matters

Neither the Borrower nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non‑compliance with or violation of the requirements of any applicable Environmental Law, or (ii) the release or threatened release of any Hazardous Material, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any Hazardous Material into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material into the environment for which the Borrower or any Subsidiary is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state law, which liability would reasonably be expected to have a Material Adverse effect.  The Borrower and each Subsidiary is in compliance with the financial responsibility requirements of federal and state Environmental Laws to the extent

CVS Health Corporation 2018 Five Year Credit Agreement

applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.

4.13     Financial Statements

The Borrower has heretofore delivered to the Lenders through the Administrative Agent copies of the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 31, 2017, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for the fiscal year then ended.  The financial statements referred to immediately above, including all related notes and schedules, are herein referred to collectively as the “Financial Statements”.  The Financial Statements fairly present, in all material respects, the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect.  Neither the Borrower nor any of the Subsidiaries has any material obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not.  During the period from January 1, 2018 to and including the Effective Date, there was no Material Adverse change, including as a result of any change in law, in the Consolidated financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole.

4.14     Anti-Corruption Laws and Sanctions

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, the Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.         CONDITIONS TO EFFECTIVENESS

This Agreement shall become effective on and as of the date (the “Effective Date”) that the following conditions shall have been satisfied or waived in accordance with Section 11.1:

5.1       Agreement

The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Administrative Agent, each Issuer, the Swing Line Lender and each Lender.

CVS Health Corporation 2018 Five Year Credit Agreement

5.2       Notes

The Administrative Agent shall have received a Note, executed by the Borrower, for each Lender that shall have given at least three Domestic Business Days’ prior written notice of its request for a Note.

5.3       Corporate Action

The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all other necessary corporate action taken by the Borrower to authorize this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By‑Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign this Agreement and the other Loan Documents, and any other certificates, requests, notices or other documents required hereunder or thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.

5.4       Opinion of Counsel to the Borrower

The Administrative Agent shall have received (a) an opinion of Thomas Moffatt, assistant general counsel of the Borrower, dated the Effective Date, in the form of Exhibit D‑1, and (b) an opinion of Shearman & Sterling LLP, special counsel to the Borrower, dated the Effective Date, in the form of Exhibit D‑2.

5.5       Termination of Existing 2014 Credit Agreement

After giving effect to the application of the proceeds of the Loans on the Effective Date, the Indebtedness under the Existing 2014 Credit Agreement shall have been fully repaid, the commitments under the Existing 2014 Credit Agreement shall have been canceled or terminated, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.  In order to facilitate the termination of the commitments under the Existing 2014 Credit Agreement, the Borrower hereby gives notice that the Borrower wishes to terminate the commitments under the Existing 2014 Credit Agreement, effective as of the Effective Date.  Each Lender that is a party to the Existing 2014 Credit Agreement, by its execution hereof, waives any requirement of prior notice set forth therein as a condition to the right of the Borrower to terminate the commitments thereunder.

5.6       No Default and Representations and Warranties

The Administrative Agent shall have received a certificate, dated the Effective Date, of the Senior Vice President and Treasurer of the Borrower certifying that there exists no Default and that the representations and warranties contained in this Agreement are true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on the Effective Date), except those which are expressly specified to be made as of an earlier date.

CVS Health Corporation 2018 Five Year Credit Agreement

5.7       Fees

The Administrative Agent shall have received all fees and other amounts due and payable to it on the Effective Date, including the upfront fees payable to the Lenders, in respect of this Agreement.

5.8       Due Diligence; “Know Your Customer”

Each Lender shall have received such documents and information as it may have requested in order to comply with “know-your-customer” and other applicable Sanctions, anti‑terrorism, anti‑money laundering and similar rules and regulations and related policies, to the extent the Borrower shall have received written requests therefor at least ten (10) Domestic Business Days prior to the Effective Date.

6.         CONDITIONS OF LENDING ‑ ALL LOANS AND LETTERS OF CREDIT

The obligation of each Lender on any Borrowing Date to make each Revolving Credit Loan (other than a Revolving Credit Loan constituting a Mandatory Borrowing), the Swing Line Lender to make each Swing Line Loan, each Issuer to issue each Letter of Credit and each Lender to make a Competitive Bid Loan are subject to the fulfillment (or waiver in accordance with Section 11.1) of the following conditions precedent:

6.1       Compliance

On each Borrowing Date, and after giving effect to the Loans to be made or the Letters of Credit to be issued on such Borrowing Date, (a) there shall exist no Default, and (b) the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such Borrowing Date), except those which are expressly specified to be made as of an earlier date.

6.2       Requests

The Administrative Agent shall have timely received from the Borrower on or before such Borrowing Date, as applicable, a duly executed Borrowing Request (together with, in the case of a request for a Swing Line Loan, a duly executed agreement as to the Negotiated Rate with respect to such Swing Line Loan), Letter of Credit Request (together with a duly executed Reimbursement Agreement with respect to the Letter(s) of Credit requested thereby) and/or Competitive Bid Request (together with a duly executed Competitive Bid Accept/Reject Letter).

7.         AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the

CVS Health Corporation 2018 Five Year Credit Agreement

Reimbursement Obligations, the Fees and all other sums payable under the Loan Documents (other than contingent obligations for which no claim has been made), the Borrower will:

7.1       Legal Existence

Except as may otherwise be permitted by Section 8.3 and Section 8.4, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Subsidiaries may be terminated if (i) such Subsidiaries operate closing or discontinued operations or (ii) if the Borrower determines in good faith that such termination is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

7.2       Taxes

Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.

7.3       Insurance

Keep, and cause each Subsidiary to keep, insurance with responsible insurance companies (and/or a plan of self-insurance) in such amounts and against such risks as is usually carried by the Borrower or such Subsidiary.

7.4       Performance of Obligations

Pay and discharge when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any Subsidiary, except those Liens permitted under Section 8.2,  provided that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

7.5       Condition of Property

Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business

CVS Health Corporation 2018 Five Year Credit Agreement

(other than Property which is replaced with similar Property) as then being operated, and cause each Subsidiary so to do.

7.6       Observance of Legal Requirements

(a)        Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

(b)        Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

7.7       Financial Statements and Other Information

Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Administrative Agent for distribution to the Lenders:

(a)        As soon as available and, in any event, within 90 days after the close of each fiscal year, a copy of (x) the Borrower’s 10‑K in respect of such fiscal year, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Borrower’s auditors, which report shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

(b)        As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (x) the Borrower’s 10‑Q in respect of such fiscal quarter, and (y) (i) the Borrower’s condensed Consolidated Balance Sheet as of the end of such quarter and (ii) the related condensed Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for (A) such quarter and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year‑end adjustments);

(c)        Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the Chief Financial Officer or the Senior Vice President and Treasurer of the Borrower certifying that no Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults, and setting forth computations in reasonable detail demonstrating compliance with Section 8.1 and Section 8.9.

CVS Health Corporation 2018 Five Year Credit Agreement

(d)        Prompt notice upon the Borrower becoming aware of any change in the applicability of a Pricing Level;

(e)        As soon as practicable after becoming available, copies of all regular or periodic reports (including current reports on Form 8‑K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the U.S. Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof;

(f)        Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;

(g)        Prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default and (iii) each Material Adverse change;

(h)        As soon as practicable following receipt thereof, copies of any audit reports delivered in connection with the statements referred to in Section 7.7(a);

(i)         From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries as the Administrative Agent, at the reasonable request of any Lender, may reasonably request; and

(j)         Prompt written notice of such other information with documentation required by bank regulatory authorities under applicable “know your customer” and anti‑money laundering laws, rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Administrative Agent or by any Issuer or any Lender (through the Administrative Agent).

Information required to be delivered pursuant to (x) this Section 7.7 shall be deemed to have been delivered if such information shall have been posted by the Administrative Agent on a Debtdomain, IntraLinks, Syndtrak or similar electronic system (the “Platform”) to which each Lender and each Issuer has been granted access and (y) clauses (a), (b) and (e) of this Section 7.7 shall be deemed delivered to the Administrative Agent, the Issuers and the Lenders when available on the Borrower’s website at http://www.cvshealth.com or the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.  Information delivered pursuant to this Section 7.7 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

The Borrower hereby acknowledges that the Administrative Agent and/or the Joint Lead Arrangers and Joint Bookrunners will make available to the Lenders materials and/or

CVS Health Corporation 2018 Five Year Credit Agreement

information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

7.8       Records

Upon reasonable notice and during normal business hours and, if no Event of Default has occurred and is continuing, not more than once in each fiscal year, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors’ reports relating thereto, to discuss the affairs of the Borrower and each Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Subsidiary with the Borrower’s auditors.

7.9       Authorizations

Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, which, if not so maintained, would individually or in the aggregate have a Material Adverse effect.

8.         NEGATIVE COVENANTS

The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums payable under the Loan Documents (other than contingent obligations for which no claim has been made), the Borrower will not:

8.1       Subsidiary Indebtedness

Permit the Indebtedness of all Subsidiaries (excluding Indebtedness under capital leases incurred in connection with a sale leaseback transaction) to exceed (on a combined basis) 15% of Net Tangible Assets (the “Net Tangible Assets Test”); provided that, on and following the Acquisition Closing Date until such time as the Borrower is in compliance with the Net Tangible Assets Test (without giving effect to clause (x) below), (x) any Indebtedness of Aetna and its Subsidiaries existing as of the Acquisition Closing Date (but excluding any increase, refinancing or replacement thereof, in each case on and following the Acquisition Closing Date, (the “Aetna Existing Indebtedness”)) shall not be included as Indebtedness for purposes of this Section 8.1 and (y) the Indebtedness of all Subsidiaries (excluding the Aetna Existing Indebtedness and other Indebtedness under capital leases incurred in connection with a sale leaseback transaction) shall not at any time exceed $900,000,000 in the aggregate.

8.2       Liens

Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security

CVS Health Corporation 2018 Five Year Credit Agreement

obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Internal Revenue Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, or to qualify to do business, maintain insurance or obtain other benefits, in each such case arising in the ordinary course of business, (c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required under Section 7.2 or Section 7.4, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property (including on the capital stock or other equity interests) of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof, provided that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof) and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, (k) Liens in favor of the United States of America, or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute, and (l) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 15% of Net Tangible Assets.

8.3       Dispositions

Make any Disposition, or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis.

CVS Health Corporation 2018 Five Year Credit Agreement

8.4       Merger or Consolidation, Etc.

Consolidate with, be acquired by, or merge into or with any Person unless (x) immediately after giving effect thereto no Default shall or would exist and (y) either (i) the Borrower or (ii) a corporation organized and existing under the laws of one of the States of the United States of America shall be the survivor of such consolidation or merger, provided that if the Borrower is not the survivor, the corporation which is the survivor shall expressly assume, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, all obligations of the Borrower under the Loan Documents and the Administrative Agent shall have received such documents, opinions and certificates as it shall have reasonably requested in connection therewith.

8.5       Acquisitions

Make any Acquisition, or permit any of the Subsidiaries so to do, except any one or more of the following: (a) Acquisitions by the Borrower or any of the Subsidiaries in connection with Intercompany Dispositions not prohibited by Section 8.3, (b) the Aetna Acquisition, and (c) Acquisitions by the Borrower or any of the Subsidiaries, provided that immediately before and after giving effect to each such Acquisition made pursuant to this clause (c), no Event of Default shall or would exist.

8.6       Restricted Payments

Make any Restricted Payment or permit any of the Subsidiaries so to do, except any one or more of the following Restricted Payments: (a) any direct or indirect Subsidiary may make dividends or other distributions to the Borrower or to any other direct or indirect Subsidiary or otherwise ratably with respect to its stock or other equity interests, and (b) the Borrower may make Restricted Payments, provided that, in the case of this clause (b), immediately before and after giving effect thereto, no Event of Default shall or would exist.

8.7       Limitation on Upstream Dividends by Subsidiaries

Permit or cause any of the Subsidiaries (other than any Insurance Subsidiary) to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement and the other Loan Documents) with any Person (each a “Restrictive Agreement”) pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as “Upstream Dividends”), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted (“Dividend Restrictions”).  Notwithstanding the foregoing, nothing in this Section 8.7 shall prohibit:

(a)        Dividend Restrictions set forth in any Restrictive Agreement in effect on the date hereof and any extensions, refinancings, renewals or replacements thereof; provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no

CVS Health Corporation 2018 Five Year Credit Agreement

less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(b)        Dividend Restrictions existing with respect to any Person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which Dividend Restrictions are not applicable to any Person or the property or assets of any Person other than such Person or its property or assets acquired, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(c)        Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of stock or assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary, in each case contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with Section 8.1; or

(d)        Dividend Restrictions contained in any other credit agreement so long as such Dividend Restrictions are no more restrictive than those contained in this Agreement (including Dividend Restrictions contained in the Existing 364-Day Credit Agreement, the Existing 2015 Credit Agreement, the Existing 2017 Credit Agreement, the Existing Term Loan Agreement and the CVS Bridge Facility).

8.8       Limitation on Negative Pledges

Enter into any agreement (other than (i) this Agreement, (ii) any other credit agreement that is substantially similar to this Agreement, (iii) purchase money financings or capital leases permitted by this Agreement (provided that any prohibition or limitation therein shall only be effective against the assets financed thereby), (iv) customary restrictions and conditions contained in agreements relating to the Disposition of a Subsidiary, property or assets pending such Disposition, provided such restrictions and conditions apply only to such Subsidiary, property or assets, (v) restrictions and conditions contained in documentation relating to a Subsidiary in existence on and as of the Effective Date, (vi) restrictions and conditions contained in documentation relating to a Subsidiary acquired after the Effective Date, provided that such restriction or condition (x) existed at the time such Person became a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) applies only to such Subsidiary, and (vii) customary provisions in joint venture agreements, leases, licenses and other contracts restricting or conditioning the assignment or encumbrance thereof, including, without limitation, licenses and sublicenses of patents, trademarks, copyrights and similar intellectual property rights) or permit any Subsidiary (other than any Insurance Subsidiary) so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the obligations of the Borrower hereunder.

CVS Health Corporation 2018 Five Year Credit Agreement

8.9       Ratio of Consolidated Indebtedness to Total Capitalization

Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.60:1.00; provided that (a) from the Acquisition Closing Date through and including the fiscal quarter ending September 30, 2019, the Borrower will not permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.65:1.00, and (b) until the earliest of (x) the occurrence of the Acquisition Closing Date, (y) the date that is 30 days following the termination of the Acquisition Agreement in accordance with its terms and (z) August 31, 2019, solely for purposes of calculating compliance with this Section 8.9, Consolidated Indebtedness and Total Capitalization shall each be calculated exclusive of any Acquisition Indebtedness.

9.         DEFAULT

9.1       Events of Default

The following shall each constitute an “Event of Default” hereunder:

(a)        The failure of the Borrower to make any payment of principal on any Loan or any reimbursement payment in respect of any Letter of Credit when due and payable; or

(b)        The failure of the Borrower to make any payment of interest on any Loan or of any Fee on any date when due and payable and such default shall continue unremedied for a period of 5 Domestic Business Days after the same shall be due and payable; or

(c)        The failure of the Borrower to observe or perform any covenant or agreement contained in Section 2.5,  Section 7.1, or in Section 8; or

(d)        The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

(e)        [Reserved]; or

(f)        Any representation or warranty of the Borrower (or of any of its officers on its behalf) made in any Loan Document, or made in any certificate or report or other document (other than an opinion of counsel) delivered on or after the date hereof in connection with any such Loan Document shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

(g)        (i) Obligations in an aggregate Consolidated amount in excess of the Threshold Amount of the Borrower (other than its obligations hereunder and under the Notes) and the Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment

CVS Health Corporation 2018 Five Year Credit Agreement

thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or

(h)        An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)         The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 9.1,  (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(j)         The Borrower or any Subsidiary shall (i) generally not be paying its debts as such debts become due or (ii) admit in writing its inability to pay its debts as they become due; or

(k)        Judgments or decrees in an aggregate Consolidated amount in excess of the Threshold Amount against the Borrower and the Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

(l)         After the Effective Date a Change of Control shall occur; or

(m)       (i) Any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Subsidiary or any ERISA Affiliate; provided that this clause (y) shall only apply if, in connection with such Termination Event, it is reasonably likely that liability in an aggregate Consolidated amount in excess of the Threshold Amount will be imposed upon the Borrower; (ii) the failure to satisfy the minimum funding standards under Section 302 of ERISA or Section 412 of the Internal Revenue Code in an aggregate Consolidated amount in excess of the Threshold Amount shall exist with respect to any Pension Plan for which the Borrower has responsibility (other than that portion of a Multiemployer Plan’s Accumulated Funding Deficiency to the

CVS Health Corporation 2018 Five Year Credit Agreement

extent such Accumulated Funding Deficiency is attributable to employers other than Borrower); (iii) any Person shall engage in a Prohibited Transaction involving any Employee Benefit Plan in respect of which it is reasonably likely that liability in an aggregate Consolidated amount in excess of the Threshold Amount will be imposed upon the Borrower; (iv) the Borrower shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition on the Borrower of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty on the Borrower with respect to any Employee Benefit Plan under Section 502(c) of ERISA; in each case, to the extent such event or condition would have a Material Adverse effect. In determining the Consolidated amount for any purpose pursuant to this Section 9.1(m), the liabilities, funding amounts, taxes and penalties referenced in the foregoing clauses of this Section 9.1(m) shall include those of the Subsidiaries and ERISA Affiliates of the Borrower to the extent the Borrower is obligated to pay any such liabilities, funding amounts, taxes and penalties.

9.2       Remedies

(a)        Upon the occurrence of an Event of Default or at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the written request of the Required Lenders, shall notify the Borrower that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment have been terminated and/or that all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents have been declared immediately due and payable, provided that upon the occurrence of an Event of Default under Section 9.1(h), (i) or (j) with respect to the Borrower, the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall automatically terminate and all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents shall become immediately due and payable without declaration or notice to the Borrower.  To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence, the Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder.  To the fullest extent not prohibited by law, the Borrower further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of the Loan Documents.

(b)        In the event that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall have been terminated or all of the Loans, the Notes and the Reimbursement Obligations shall have become or been declared to be due and payable pursuant to the provisions of this Section 9.2, (i) the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and (ii) the Administrative Agent, the Issuers and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower under any Loan Document by any Issuer or any Lender (except funds received by any Issuer or any Lender as a result of a purchase from such Issuer or such Lender, as the case may be, pursuant to the provisions of Section 11.9(b)) shall be remitted to the Administrative Agent, and shall be applied

CVS Health Corporation 2018 Five Year Credit Agreement

by the Administrative Agent in payment of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to the payment or reimbursement of the Administrative Agent, the Issuers and the Lenders, in that order, for any fees, expenses or amounts (other than the principal of and interest on the Reimbursement Obligations) due from the Borrower pursuant to the provisions of Section 11.5 and the Reimbursement Agreements, (2) second, to the payment of the Fees, (3) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans and the Notes and the Reimbursement Obligations) payable by the Borrower to the Administrative Agent, any Issuer or any of the Lenders under the Loan Documents, (4) fourth, to the payment, pro rata according to the outstanding principal balance of the Loans and the Letter of Credit Exposure of each Lender, of interest due on the Loans and the Reimbursement Obligations, (5) fifth, to the payment, pro rata according to the sum of (A) the aggregate outstanding principal balance of the Loans of each Lender plus (B) the aggregate outstanding balance of the Reimbursement Obligations of each Lender, of the aggregate outstanding principal balance of the Loans and the aggregate outstanding balance of the Reimbursement Obligations, and (6) sixth, any remaining funds shall be paid to whosoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

(c)        In the event that the Loans and the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Administrative Agent upon the written request of the Required Lenders, shall proceed to enforce the Reimbursement Obligations and the rights of the holders of the Loans and the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents.  In the event that the Administrative Agent shall fail or refuse so to proceed, each Issuer and each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

10.       AGENT

10.1     Appointment and Authority

Each Credit Party hereby irrevocably appoints BNY Mellon to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 (other than Section 10.6) are solely for the benefit of the Administrative Agent and the Credit Parties and the Borrower shall have no rights as a third party beneficiary or otherwise of any of such provisions.

10.2     Rights as a Lender

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (which includes Issuer) as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

CVS Health Corporation 2018 Five Year Credit Agreement

Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3     Exculpatory Provisions

(a)        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(1)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(2)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(3)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)        The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1 and Section 9) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuer.

(c)        The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5

CVS Health Corporation 2018 Five Year Credit Agreement

or Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4     Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firms and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

10.5     Delegation of Duties

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

10.6     Resignation of Administrative Agent

The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided that if the Administrative Agent shall notify the Borrower and the

CVS Health Corporation 2018 Five Year Credit Agreement

Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.7     Non‑Reliance on Administrative Agent and Other Credit Parties

Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8     No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, the Joint Lead Arrangers, the Co-Documentation Agents or the Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuer.

11.       OTHER PROVISIONS

11.1     Amendments, Waivers, Etc.

With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents (which, for the avoidance of doubt, shall require the prior written consent of

CVS Health Corporation 2018 Five Year Credit Agreement

the Borrower) and, with the written consent of the Required Lenders and the Borrower, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument (which terms and conditions shall have been agreed to by the Borrower), any of the requirements of the Loan Documents or any Default and its consequences, provided that no such amendment, supplement, modification, waiver or consent shall (i) increase the Commitment Amount of any Lender without the consent of such Lender (provided that no waiver of a Default shall be deemed to constitute such an increase), (ii) extend the Commitment Period without the consent of each Lender directly affected thereby, (iii) reduce the amount, or extend the time of payment, of the Fees without the consent of each Lender directly affected thereby, (iv) reduce the rate, or extend the time of payment of, interest on any Revolving Credit Loan, any Note or any Reimbursement Obligation (other than the applicability of any post‑default increase in such rate of interest) without the consent of each Lender directly affected thereby, (v) reduce the amount of, or extend the time of payment of, any payment of any Reimbursement Obligation or principal on any Revolving Credit Loan or any Note without the consent of each Lender directly affected thereby, (vi) decrease or forgive the principal amount of any Revolving Credit Loan, any Note or any Reimbursement Obligation without the consent of each Lender directly affected thereby, (vii) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender, (viii) change the provisions of this Section 11.1 without the consent of each Lender, (ix) change the definition of Required Lenders without the consent of each Lender, (x) change the several nature of the obligations of the Lenders without the consent of each Lender, (xi) change the sharing provisions among Lenders without the consent of each Lender directly affected thereby, or (xii) extend the expiration date of a Letter of Credit beyond the Commitment Termination Date without the consent of each Lender.  Notwithstanding the foregoing, in addition to the receipt of the prior written consents of the Borrower and the Required Lenders, no such amendment, supplement, modification, waiver or consent shall (A) amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent, any Issuer or the Swing Line Lender under any Loan Document without the written consent of the Administrative Agent, such Issuer or the Swing Line Lender, as the case may be, (B) change the Letter of Credit Commitment, change the amount or the time of payment of any Letter of Credit or any commission or fee payable to the Issuer thereof in connection therewith, or change any other term or provision which relates to the Letter of Credit Commitment of such Issuer or the Letters of Credit issued thereby without the written consent of such Issuer, (C) change the Swing Line Commitment, change the amount or the time of payment of the Swing Line Loans or interest thereon or change any other term or provision which relates to the Swing Line Commitment or the Swing Line Loans without the written consent of the Swing Line Lender or (D) change the amount or the time of payment of any Competitive Bid Loan or interest thereon without the written consent of the Lender holding such Competitive Bid Loan.  Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuers, the Administrative Agent and all future holders of the Loans, the Notes and the Reimbursement Obligations.  In the case of any waiver, the Borrower, the Lenders, the Issuers and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, but any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon. Notwithstanding anything to the contrary in this Section 11.1, if the Administrative Agent and the Borrower shall have jointly identified an

CVS Health Corporation 2018 Five Year Credit Agreement

obvious error, ambiguity, defect, inconsistency, omission or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any party to any Loan Document (other than the Administrative Agent and the Borrower) if the same (x) does not adversely affect the rights of any Lender or (y) is not objected to in writing by the Required Lenders to the Administrative Agent within five Domestic Business Days following receipt of notice thereof. Any amendment, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

11.2     Notices

(a)        Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

If to the Borrower:

CVS Health Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:        Carol A. DeNale

Senior Vice President and Treasurer – Treasury Department
Facsimile:        (401) 770‑5768
Telephone:      (401) 770‑4407

Email:              carol.denale@cvshealth.com

with a copy, in the case of a notice of Default, to:

CVS Health Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:        Tom Moffatt

Vice President, Assistant Secretary and Assistant General Counsel – Corporate Services
Facsimile:        (401) 216‑3758
Telephone:      (401) 770‑5409

Email:              thomas.moffatt@cvshealth.com

with a copy (in the case of a notice of Default and which shall not constitute notice under this Agreement or any other Loan Document for any purpose) to:

CVS Health Corporation 2018 Five Year Credit Agreement

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention:        Gus M. Atiyah
Facsimile:        (646) 848-5227
Telephone:      (212) 848-5227
Email:              gus.atiyah@shearman.com

If to the Administrative Agent or the Swing Line Lender:

in the case of each Borrowing Request, each notice of prepayment under Section 2.7, each Letter of Credit Request, each Competitive Bid Request, each Competitive Bid, and each Competitive Bid Accept/Reject Letter:

BNY Mellon

Administrator/ Issuer Services

Client Services Delivery Loan Processing COE

Loan Administration

6023 Airport Road
Oriskany, New York 13424
Attention:         Daizon Camp
Facsimile:        (315) 765-4533
Telephone:       (315) 765‑4145

Email:              afasyndications@bnymellon.com

and in all other cases:

The Bank of New York Mellon
101 Barclay Street

14th Floor West
New York, New York 10286
Attention:        H. Stephen Griffith
Facsimile:        (212) 815-3749

Telephone:      (212) 815-2214

Email:              stephen.griffith@bnymellon.com

and

The Bank of New York Mellon
500 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:        Clifford Mull
Facsimile:        (412) 234-8087

Telephone:      (412) 234-1346

Email:              clifford.mull@bnymellon.com

CVS Health Corporation 2018 Five Year Credit Agreement

If to any Lender or any Issuer: to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

(b)        Electronic Communications.  Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Credit Party pursuant to Section 2 or Section 3.3 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” or “read requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)        Change of Address.  Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender or any Issuer, by notice to the Administrative Agent and the Borrower).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; provided that any such notice or communication that is not received on a Domestic Business Day during the normal business hours of the recipient shall be deemed received at the opening of business on the next Domestic Business Day.

11.3     No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Issuer, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

CVS Health Corporation 2018 Five Year Credit Agreement

11.4     Survival of Representations and Warranties

All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

11.5     Payment of Expenses; Indemnified Liabilities

(a)        The Borrower agrees, as soon as practicable following presentation of a statement or invoice therefor setting forth in reasonable detail the items thereof, and whether any Loan is made or Letter of Credit is issued, (a) to pay or reimburse the Administrative Agent and its Affiliates for all their reasonable and documented out-of-pocket costs and expenses actually incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable and documented out-of-pocket fees and disbursements of Special Counsel, (b) to pay, indemnify, and hold the Administrative Agent, the Lenders and the Issuers harmless from any and all recording and filing fees and any and all liabilities and penalties with respect to, or resulting from any delay (other than penalties to the extent attributable to the negligence of the Administrative Agent, the Lenders or the Issuers, as the case may be, in failing to pay such fees, liabilities or penalties when due) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or any documents prepared in connection therewith, and (c) to pay, reimburse, indemnify and hold each Indemnified Person harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of one counsel (but excluding the allocated cost of internal counsel) representing all of the Indemnified Persons, taken as a whole, and, if reasonably necessary, of a single local counsel for each applicable jurisdiction (and, if reasonably necessary, one specialty counsel for each applicable specialty), representing all of the Indemnified Persons, taken as a whole (and, in the case of any actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel (and, if reasonably necessary, a single local counsel for each applicable jurisdiction  (which may include a single counsel acting in multiple jurisdictions) (and, if reasonably necessary, one specialty counsel for each applicable specialty), for each such affected Indemnified Person))) actually incurred with respect to the enforcement, performance of, and preservation of rights under, the Loan Documents (all the foregoing, collectively, the “Indemnified Liabilities”) and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law. Notwithstanding anything to the contrary contained in this Section 11.5, the foregoing payment, indemnification and reimbursement obligations will not, as to any Person

CVS Health Corporation 2018 Five Year Credit Agreement

identified in this Section 11.5, apply to any losses, claims, damages, liabilities and related expenses to the extent arising (A) from the willful misconduct, gross negligence, fraud or bad faith of such Person, (B) from a material breach of the obligations hereunder of such Person, (C) out of or in connection with Section 11.22, or (D) out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by any such Person against any such other Person (other than the Administrative Agent, in its capacity as such), in each case under clauses (A) and (B), to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction.  The agreements in this Section 11.5 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

(b)        Notwithstanding the above, the Borrower shall have no liability under this Section 11.5 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding Taxes or any Tax in lieu of such Taxes.  Notwithstanding the foregoing, any amounts claimed by an Indemnified Person under Section 11.10 shall not be available to be claimed by such Indemnified Person under this Section 11.5, it being understood and agreed that the rights of an Indemnified Person under this Section 11.5 and Section 11.10 shall not be duplicative.

11.6     Lending Offices

Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, subject to Section 3.10.

11.7     Successors and Assigns

(a)        Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 11.7,  (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.7 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 11.7 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Participants to the extent provided in paragraph (d) of this Section 11.7 and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and obligations in respect of its Letter of Credit

CVS Health Corporation 2018 Five Year Credit Agreement

Exposure and Swing Line Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(1)        Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment Amount or Swing Line Commitment and the Loans and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in paragraph (b)(1)(A) of this Section 11.7, the Commitment Amount or Swing Line Commitment (which for this purpose includes the Loans of the assigning Lender outstanding thereunder and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it thereunder) or, if the Commitment or Swing Line Commitment of the assigning Lender is not then in effect, the principal outstanding balance of the Loans and the Letter of Credit Exposure and Swing Line Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(2)        Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Letter of Credit Exposure and Swing Line Exposure or the Commitment assigned, except that this clause (2) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of Competitive Bid Loans on a non‑pro rata basis.

(3)        Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(1)(B) of this Section 11.7 and, in addition:

(A)       the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 9.1(a),  Section 9.1(b),  Section 9.1(h), Section 9.1(i) or Section 9.1(j) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of an unfunded or revolving facility hereunder if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

CVS Health Corporation 2018 Five Year Credit Agreement

(C)       the consent of each Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving facility hereunder.

(4)        Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 ($7,500 in the case of an assignment by a Defaulting Lender) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(5)        No Assignment to Certain Parties.  No such assignment shall be made to (A) the Borrower, any of its Subsidiaries or any of their respective Affiliates, (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) any Disqualified Institution.

(6)        No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.7, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.6, Section 3.7, and Section 11.10 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.7.

(c)        Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all

CVS Health Corporation 2018 Five Year Credit Agreement

purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuer and any Lender (but only, in the case of an Issuer or a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Advances and other obligations pursuant to the terms hereof or such Issuer’s Letter of Credit Commitments or other obligations pursuant to the terms hereof, as applicable) at any reasonable time and from time to time upon reasonable prior notice.

(d)        Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, any of its Subsidiaries or any of their respective Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment, Letter of Credit Exposure, Swing Line Exposure and/or the Loans, Letter of Credit Exposure or  Swing Line Exposure owing to it); provided that (i) all of such Lender’s obligations under this Agreement and the other Loan Documents shall remain in all respects unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which requires the consent of all Lenders or all affected Lenders that directly affects such Participant.  Subject to paragraph (e) of this Section 11.7, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.5,  Section 3.6,  Section 3.7 and Section 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.7.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9(a) as though it were a Lender, provided that such Participant agrees to be subject to Section 11.9(b) as though it were a Lender.  Each Lender that sells a participation with respect to a Commitment or Loan shall, solely for the purposes of complying with the rules regarding registered form in the Internal Revenue Code, act as a non-fiduciary agent of the Borrower, maintaining a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Commitment and/or Loan (each a “Participant Register”), and the entries in such Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No Lender shall be required to disclose the existence of, or any of the information contained in, any Participant Register maintained by it to the Borrower or any other Person unless requested in writing by the Borrower, and only to the Internal Revenue Service to the extent such disclosure is required in order to comply with the rules requiring registered form pursuant to the Internal Revenue Code.

(e)        Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.6,  Section 3.7 or Section 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such

CVS Health Corporation 2018 Five Year Credit Agreement

Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10(f) as though it were a Lender.

(f)        Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.8     Counterparts; Electronic Execution of Assignments

(a)        Counterparts.  Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged.  A set of the copies of this Agreement signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative Agent.  Delivery of an executed counterpart of a signature page of any Loan Document by fax or other electronic means (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of such Loan Document.

(b)        Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.9     Set‑off and Sharing of Payments

(a)        In addition to any rights and remedies of the Lenders and the Issuers provided by law, after the occurrence and during the continuance of an Event of Default under Section 9.1(a) or Section 9.1(b) or upon the acceleration of the Loans, each Lender and each Issuer shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set‑off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower to such Lender or such Issuer arising under the Loan Documents, any amount owing from such Lender or such Issuer to the Borrower.  To the extent permitted by applicable law, the aforesaid right of set‑off may be exercised by such Lender or such Issuer against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors,

CVS Health Corporation 2018 Five Year Credit Agreement

receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set‑off shall not have been exercised by such Lender or such Issuer prior to the making, filing or issuance of, service upon such Lender or such Issuer of, or notice to such Lender or such Issuer of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.  Each Lender and each Issuer agree promptly to notify the Borrower and the Administrative Agent after each such set‑off and application made by such Lender or such Issuer, provided that the failure to give such notice shall not affect the validity of such set‑off and application.

(b)        If any Lender or any Issuer shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of its Loans or its Notes or the Reimbursement Obligations in excess of its pro rata share (in accordance with the outstanding principal balance of all Loans or the Reimbursement Obligations) of payments then due and payable on account of the Loans and Notes received by all the Lenders or the Reimbursement Obligations received by all Issuers, such Lender or such Issuer, as the case may be, shall forthwith purchase, without recourse, for cash, from the other Lenders or Issuers, as the case may be, such participations in their Loans and Notes or the Reimbursement Obligations as shall be necessary to cause such purchasing Lender or Issuer to share the excess payment with each of them according to their pro rata share (in accordance with the outstanding principal balance of all Loans and the Reimbursement Obligations); provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or Issuer, such purchase from each Lender or Issuer shall be rescinded and each such Lender and Issuer shall repay to the purchasing Lender or Issuer the purchase price to the extent of such recovery, together with an amount equal to such Lender’s or Issuer’s pro rata share (according to the proportion of (i) the amount of such Lender’s or Issuer’s required repayment to (ii) the total amount so recovered from the purchasing Lender or Issuer) of any interest or other amount paid or payable by the purchasing Lender or Issuer in respect of the total amount so recovered.  The Borrower agrees, to the fullest extent permitted by law, that any Lender or Issuer so purchasing a participation from another Lender or Issuer pursuant to this Section 11.9 may exercise such rights to payment (including the right of set‑off) with respect to such participation as fully as if such Lender or Issuer were the direct creditor of the Borrower in the amount of such participation.

11.10   Indemnity

(a)        The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees and disbursements of one counsel (but excluding the allocated cost of internal counsel) representing all of the Indemnified Persons, taken as a whole, and, if reasonably necessary, of a single local counsel for each applicable jurisdiction (which may include a single counsel acting in multiple jurisdictions) (and, if reasonably necessary, one specialty counsel for each applicable specialty), representing all of the Indemnified Persons, taken as a whole (and, in the case of any actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel (and, if reasonably necessary, a

CVS Health Corporation 2018 Five Year Credit Agreement

single local counsel for each applicable jurisdiction (and, if reasonably necessary, one specialty counsel for each applicable specialty), for each such affected Indemnified Person)), actually incurred by any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials in, on, under or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on statute, contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto. Notwithstanding anything to the contrary contained in this Section 11.10(a), the foregoing indemnity will not, as to any Indemnified Person, apply to any losses, claims, damages, liabilities and related expenses to the extent arising (A) from the willful misconduct, gross negligence, fraud or bad faith of such Indemnified Person, (B) from a material breach of the obligations hereunder of such Indemnified Person, (C) out of or in connection with Section 11.22, or (D) out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than the Administrative Agent, in its capacity as such), in each case under clauses (A) and (B), to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction.

(b)        To the extent that the Borrower fails to pay as soon as practicable any amount required to be paid by it to the Administrative Agent under subsection (a) of this Section 11.10 (the “Indemnified Amount”), each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by (i) at any time when no Loans are outstanding, its Commitment Percentage, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, its Commitment Percentage or (y) if the Commitments have been terminated or otherwise no longer exist, the percentage equal to the fraction, (A) the numerator of which is the sum of such Lender’s Credit Exposure and (B) the denominator of which is the sum of the Aggregate Credit Exposure (in each case determined as of the time that the applicable Indemnified Amount is sought), provided that the Indemnified Amount was payable to the Administrative Agent in its capacity as such.

(c)        The obligations of the Borrower and the Lenders under this Section 11.10 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

(d)        If any settlement of any investigation, litigation or proceeding to which the indemnity in this Section 11.10 applies (any of the foregoing, a “Proceeding”) is instituted or threatened against any Indemnified Person (or its Related Parties) in respect of which indemnity may be sought hereunder, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnified Person) and after notice from the Borrower to such Indemnified Person of the Borrower’s election so to assume the defense thereof, the Borrower will not be liable to such

CVS Health Corporation 2018 Five Year Credit Agreement

Indemnified Person hereunder for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation and such other expenses as have been approved in advance; provided, that (i) if counsel for such Indemnified Person determines in good faith that there is a conflict that requires separate representation for the Borrower and such Indemnified Person or that there may be legal defenses available to such Indemnified Person which are different from or in addition to those available to the Borrower or (ii) the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Person in any such action, then in either such event, (A) such Indemnified Person shall be entitled to one primary counsel and, if necessary, one local counsel to represent such Indemnified Person and all other Indemnified Persons similarly situated (such counsels selected by the Administrative Agent), (B) the Borrower shall not, or shall not any longer, be entitled to assume the defense thereof on behalf of such Indemnified Person and (C) such Indemnified Person shall be entitled to indemnification for the expenses (including fees and expenses of such counsel) to the extent provided in this Section 11.10.  Notwithstanding the foregoing, the Borrower shall not be liable for any settlement, compromise or consent to the entry of any judgment in any action or Proceeding effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed, it being understood and agreed that the withholding or delaying of the Borrower’s consent in connection with a settlement, compromise or consent to the entry of any judgment in any action or proceeding which does not include an unconditional release of the Borrower and the Subsidiaries from all liability or claims that are the subject matter of such Proceeding or which includes a statement as to any admission of fault by or on behalf of the Borrower or any Subsidiary shall not be deemed unreasonable), but if settled with the Borrower’s prior written consent or if there is a final judgment for the plaintiff in any such Proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement, compromise or consent to the entry of any judgment in any action or Proceeding in accordance with this Section 11.10.  The Borrower shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (y) does not include any statement as to any admission of fault by or on behalf of such Indemnified Person.

(e)        Notwithstanding any provision in this Agreement to the contrary, none of the Borrower, the Administrative Agent, the Lenders or any Affiliate of any of the foregoing will be responsible or liable to any Person or entity, on any theory of liability, for any indirect, special, punitive or consequential damages that may be alleged as a result of the transactions contemplated hereby or by the other Loan Documents or any use or intended use of the proceeds of the Loans; provided that nothing in this clause (e) shall limit the Borrower’s indemnity obligations set forth in this Agreement with respect to any indirect, punitive or consequential damages included in any third party claim in connection with which an Indemnified Person is entitled to indemnification hereunder. In addition to, and without limiting the immediately foregoing sentence, and to the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for

CVS Health Corporation 2018 Five Year Credit Agreement

special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the transactions contemplated hereby or any Loan or any Letter of Credit or the use of the proceeds thereof.

(f)        Notwithstanding the above, the Borrower shall have no liability under this Section 11.10 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding Taxes or any Tax in lieu of such Taxes.  Notwithstanding the foregoing, any amounts claimed by an Indemnified Person under Section 11.5 shall not be available to be claimed by such Indemnified Person under this Section 11.10, it being understood and agreed that the rights of an Indemnified Person under this Section 11.10 and Section 11.5 shall not be duplicative.

11.11   Governing Law

The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

11.12   Severability

Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

11.13   Integration

All exhibits to the Loan Documents shall be deemed to be a part thereof.  Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

11.14   Treatment of Certain Information

(a)        Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided that each Credit Party shall be responsible for its controlled Affiliates’ compliance in keeping Information confidential, (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self‑regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority) to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law),

CVS Health Corporation 2018 Five Year Credit Agreement

(iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person agrees to (except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority) to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law), (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.14, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (viii) with the prior written consent of the Borrower or (ix) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 11.14 or (2) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a non‑confidential basis from a source other than the Borrower not known to such Credit Party to be prohibited from disclosing such Information.

(b)        For purposes of this Section 11.14,  “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a non‑confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.

11.15   Acknowledgments

The Borrower acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, the relationship among the Administrative Agent, the Issuers and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Lenders or among the Borrower and the Lenders.

11.16   Consent to Jurisdiction

Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or Federal Court sitting in the City of New York, Borough of Manhattan, over any suit, action, claim, counterclaim or proceeding arising out of or relating to the Loan Documents.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, claim, counterclaim or proceeding brought in such a court and any claim that any such suit, action, claim, counterclaim or proceeding brought in such a court has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final judgment in any such suit, action, claim, counterclaim or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

CVS Health Corporation 2018 Five Year Credit Agreement

11.17   Service of Process

Each of the parties hereto agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.16 by sending the same by first class mail, return receipt requested or by overnight courier service, with receipt acknowledged, to the address of such party set forth or referred to in Section 11.2.  Each of the parties hereto agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

11.18   No Limitation on Service or Suit

Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, any Issuer or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, any Issuer or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

11.19   WAIVER OF TRIAL BY JURY

EACH OF THE CREDIT PARTIES AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.  FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THE CREDIT PARTIES, OR COUNSEL TO ANY OF THE CREDIT PARTIES, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE CREDIT PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  THE BORROWER ACKNOWLEDGES THAT THE CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.19.

11.20   Patriot Act Notice

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001), as amended from time to time) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

11.21   No Fiduciary Duty

The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Subsidiaries, on the one hand, and the Credit Parties, the Joint Lead Arrangers and Joint

CVS Health Corporation 2018 Five Year Credit Agreement

Bookrunners named on the cover page hereof, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Credit Parties or such Joint Lead Arrangers and Joint Bookrunners, or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

11.22   Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuer that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.23   Certain ERISA Matters

(a)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified

CVS Health Corporation 2018 Five Year Credit Agreement

professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i) none of the Agents and Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any such Person under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender

CVS Health Corporation 2018 Five Year Credit Agreement

with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to any of the Agents and Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)        The Agents and Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(d)        For purposes of this Section 11.23, the following defined terms when used herein have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

[Balance of this Page is Intentionally Blank]

CVS Health Corporation 2018 Five Year Credit Agreement

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Agreement to be executed on its behalf.

CVS HEALTH CORPORATION

By:	/s/ Carol A. DeNale
Name:	Carol A. DeNale
Title:	Senior Vice President and Treasurer

CVS Health Corporation 2018 Five Year Credit Agreement

THE BANK OF NEW YORK MELLON,
as the Administrative Agent, an Issuer, the Swing
Line Lender and a Lender

By:	/s/ Clifford A. Mull
Name:	Clifford A. Mull
Title:	Director

CVS Health Corporation 2018 Five Year Credit Agreement

BANK OF AMERICA, N.A.,
as an Issuer and a Lender

By:	/s/ Carlos J. Medina
Name:	Carlos J. Medina
Title:	Director

CVS Health Corporation 2018 Five Year Credit Agreement

WELLS FARGO BANK, N.A.,
as an Issuer and a Lender

By:	/s/ Christopher M. Johnson
Name:	Christopher M. Johnson
Title:	Director

CVS Health Corporation 2018 Five Year Credit Agreement

BARCLAYS BANK PLC,
as an Issuer and a Lender

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

CVS Health Corporation 2018 Five Year Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as an Issuer and a Lender

By:	/s/ Vanessa Chiu
Name:	Vanessa Chiu
Title:	Executive Director

CVS Health Corporation 2018 Five Year Credit Agreement

GOLDMAN SACHS BANK USA,
as an Issuer and a Lender

By:	/s/ Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

CVS Health Corporation 2018 Five Year Credit Agreement

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Authorized Signatory

CVS Health Corporation 2018 Five Year Credit Agreement

SUNTRUST BANK,
as a Lender

By:	/s/ Johnetta Bush
Name:	Johnetta Bush
Title:	Director

CVS Health Corporation 2018 Five Year Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Joyce P. Dorsett
Name:	Joyce P. Dorsett
Title:	Senior Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

MUFG BANK, LTD.,
as a Lender

By:	/s/ Kevin Wood
Name:	Kevin Wood
Title:	Director

CVS Health Corporation 2018 Five Year Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

CVS Health Corporation 2018 Five Year Credit Agreement

CITIBANK, N.A.,
as a Lender

By:	/s/ Alejandro Romero
Name:	Alejandro Romero
Title:	Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

FIFTH THIRD BANK,
as a Lender

By:	/s/ Todd S.Robinson
Name:	Todd S.Robinson
Title:	VP

CVS Health Corporation 2018 Five Year Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

CVS Health Corporation 2018 Five Year Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ William P. Herold
Name:	William P. Herold
Title:	Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

SANTANDER BANK, N.A.,
as a Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Executive Director

By:	/s/ Gonzalo Acha
Name:	Gonzalo Acha
Title:	Managing Director

CVS Health Corporation 2018 Five Year Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorized Signatory

By:	/s/ Lingzi Huang
Name:	Lingzi Huang
Title:	Authorized Signatory

CVS Health Corporation 2018 Five Year Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as a Lender

By:	/s/ Pinyen Shih
Name:	Pinyen Shih
Title:	Executive Director

By:	/s/ Yu Wang
Name:	Yu Wang
Title:	Assistant Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

TD BANK, N.A.,
as a Lender

By:	/s/ Uk-Sun Kim
Name:	Uk-Sun Kim
Title:	Senior Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

BANK OF CHINA, NEW YORK BRANCH,
as a Lender

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President

CVS Health Corporation 2018 Five Year Credit Agreement

[BANK],
as a Lender

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT A

LIST OF COMMITMENTS

Lender	Commitment Amount	Letter of Credit Commitment	Commercial Letter of Credit Commitment
The Bank of New York Mellon	$140,000,000	$25,000,000	$25,000,000
Barclays Bank PLC	$140,000,000	$25,000,000	$0
Bank of America, N.A.	$140,000,000	$25,000,000	$25,000,000
Goldman Sachs Bank USA	$140,000,000	$25,000,000	$0
JPMorgan Chase Bank, N.A.	$140,000,000	$25,000,000	$25,000,000
Wells Fargo Bank, N.A.	$140,000,000	$25,000,000	$25,000,000
Mizuho Bank, Ltd.	$102,000,000
SunTrust Bank	$102,000,000
U.S. Bank National Association	$102,000,000
MUFG Bank, Ltd.	$102,000,000
Royal Bank of Canada	$102,000,000
Citibank, N.A.	$102,000,000
Fifth Third Bank	$70,000,000
PNC Bank, National Association	$70,000,000
Santander Bank, N.A.	$70,000,000
Credit Suisse AG, Cayman Islands Branch	$70,000,000
Sumitomo Mitsui Banking Corporation	$70,000,000
KeyBank National Association	$49,500,000
TD Bank, N.A.	$49,500,000

CVS Health Corporation 2018 Five Year Credit Agreement

List of Commitments

Bank of China, New York Branch	$49,500,000
Industrial and Commercial Bank of China Limited, New York Branch	$49,500,000
TOTAL	$2,000,000,000	$150,000,000	$100,000,000

2

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT B

FORM OF NOTE

[_____], 2018

New York, New York

FOR VALUE RECEIVED, the undersigned, CVS HEALTH CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of _________________________ (the “Lender”) the outstanding principal balance of the Lender’s Loans, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Five Year Credit Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of May 17, 2018, by and among the Borrower, the Lenders party thereto from time to time and The Bank of New York Mellon, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), in each case at the office of the Administrative Agent located at 225 Liberty Street, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Revolving Credit Loan, Competitive Bid Loan and Swing Line Loan made by the Lender, (b) the Interest Period for each Revolving Credit Loan (Eurodollar Advance only), Competitive Bid Loan and Swing Line Loan made by the Lender, (c) the Type of each Revolving Credit Loan made by the Lender as one or more ABR Advances, one or more Eurodollar Advances, or a combination thereof, (d) the Eurodollar Rate applicable to each Revolving Credit Loan (Eurodollar Advance only), the Competitive Bid Rate applicable to each Competitive Bid Loan and the Negotiated Rate applicable to each Swing Line Loan, in each case made by the Lender and (e) the date and amount of each Conversion of each Revolving Credit Loan made by the Lender, and each payment or prepayment of principal of each Loan made by the Lender. The failure to so record or any error in so recording shall not affect the obligation of the Borrower to repay the Loans, together with interest thereon, as provided in the Credit Agreement.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and

CVS Health Corporation 2018 Five Year Credit Agreement

Note

enforcement of this Note.

This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and shall be governed by the laws of, the State of New York.

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-  2 -

CVS Health Corporation 2018 Five Year Credit Agreement

Note

This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Credit Agreement.

CVS HEALTH CORPORATION

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Note

SCHEDULE TO NOTE

Date of Loan	Type (Revolving Credit, Swing Line or Competitive Bid) and Amount of Loan	Interest Period (If other than an ABR Advance)	Type of Revolving Credit Loan (ABR or Eurodollar)	Interest Rate	Date and Amount of Conversion of Revolving Credit Loan	Date and Amount of Principal Payment or Prepayment	Notation Made by

CVS Health Corporation 2018 Five Year Credit Agreement

Note

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT C

FORM OF BORROWING REQUEST

[Date]

The Bank of New York Mellon, as Administrative Agent

Administrator/ Issuer Services

Client Services Delivery Loan Processing COE

Loan Administration

6023 Airport Road

Oriskany, New York 13424

Attention:	Daizon Camp
Facsimile:	(315) 765-4533
Telephone:	(315) 765-4145
Email:	afasyndications@bnymellon.com

Re:       Five Year Credit Agreement,  dated  as  of May 17,  2018, by and among CVS  Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 2.3 of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow Revolving Credit Loans in the aggregate principal amount of $________________ on _____________, and/or a Swing Line Loan in the principal amount of $_________________ on __________, which borrowing shall consist of the following:

Revolving Credit Loans (ABR Advance or Eurodollar Advance) or Swing Line Loan	Principal Amount	Interest Period (Other than for ABR Advance)

The Borrower hereby certifies that on the Borrowing Date(s) set forth above, and after giving effect to the Loans requested hereby:

CVS Health Corporation 2018 Five Year Credit Agreement

Borrowing Request

There shall exist no Default.

The representations and warranties contained in the Credit Agreement shall be  true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such Borrowing Date), except those which are expressly specified to be made as of an earlier date which representations and warranties shall be true and correct in all material respects or in all respects, as the case may be, as of such earlier date.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

CVS Health Corporation 2018 Five Year Credit Agreement

Borrowing Request

IN EVIDENCE of the foregoing, the undersigned has caused this Borrowing Request to be duly executed on its behalf.

CVS HEALTH CORPORATION

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Borrowing Request

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT D-1

FORM OF OPINION OF COUNSEL TO THE BORROWER

May 17, 2018

The Lenders and the Administrative Agent referred to below

c/o The Bank of New York Mellon,

as Administrative Agent

225 Liberty Street

New York, New York 10286

Ladies and Gentlemen:

I am an assistant general counsel of CVS Health Corporation, a Delaware corporation (the “Borrower”), and have acted as such in connection with the Five Year Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the lenders party thereto (the “Lenders”) and The Bank of New York Mellon, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In rendering my opinions set forth below, I have assumed (i) the due authorization, execution and delivery by all parties thereto (other than the Borrower) of the Credit Agreement, (ii) the genuineness of all signatures, (iii) the legal capacity of natural persons, (iv) the authenticity of all documents submitted to me as originals, and (v) the conformity to original documents of all documents submitted to me as copies.

Based upon the foregoing, I am of the opinion that:

1.           The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Borrower has all requisite corporate power and authority to own its Property and to carry on its business as now conducted.

2.           The Borrower is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

3.           The execution, delivery and performance by the Borrower of the Credit Agreement and the Note, dated the date hereof (the “Note”), are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower.

4.           The execution, delivery and performance by the Borrower of the Credit Agreement and the Note do not require any action or approval on the part of the shareholders of the Borrower or any action by or in respect of, or filing with, any governmental body, agency or official under United States federal law or the Delaware General Corporation Law, and do not contravene, or constitute a default under, any provision of (i) United States federal law or the Delaware General Corporation Law, (ii) the Certificate of Incorporation or the bylaws of the Borrower, or (iii) any existing material mortgage, material indenture, material contract or material agreement, in each case binding on the Borrower or any Subsidiary (other than any Insurance Subsidiary) or affecting the Property of the Borrower or any Subsidiary (other than any Insurance Subsidiary).

5.           The Credit Agreement and the Note delivered by the Borrower on the date hereof have been duly executed and delivered by the Borrower.

6.           The Borrower is not an “investment company” (as such term is defined in the United States Investment Company Act of 1940, as amended).

7.           To the best of my knowledge, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect. To the best of my knowledge, there are no proceedings pending or threatened against the Borrower or any Subsidiary which call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document.

8.           To the best of my knowledge, the Borrower is not in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect.

9.           To the best of my knowledge, no provision of any judgment, decree or order, in each case binding on the Borrower or any Subsidiary (other than any Insurance Subsidiary) or affecting the Property of the Borrower or any Subsidiary (other than any Insurance Subsidiary) conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower of the terms of, any Loan Document.

I am a member of the bar of the Commonwealth of Massachusetts and the foregoing opinion is limited to the laws of the Commonwealth of Massachusetts, the federal law of the United States of America and the Delaware General Corporation Law.

2

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

Very truly yours,

Thomas S. Moffatt
Vice President, Assistant Corporate Secretary and
Assistant General Counsel,
CVS Health Corporation

3

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT D-2

FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER

May 17, 2018

To the Persons listed in Schedule A

CVS Health Corporation

Ladies and Gentlemen:

We have acted as counsel to CVS Health Corporation, a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of the Five Year Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Company, the lenders party thereto (the “Lenders”) and The Bank of New York Mellon, as administrative agent (in such capacity, the “Administrative Agent”). This opinion is furnished to you pursuant to Section 5.4(b) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have reviewed an original or a copy of the Credit Agreement.

We have also reviewed originals or copies of such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Credit Agreement and other documents, we have assumed:

(A) The genuineness of all signatures.

(B) The authenticity of the originals of the documents submitted to us.

(C) The conformity to authentic originals of any documents submitted to us as copies.

(D) As to matters of fact, the truthfulness of the representations made in the Credit Agreement.

(E) That the Credit Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(F) That:

(1)  The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware.

(2)  The Company has full power to execute, deliver and perform, and has duly executed and delivered, the Credit Agreement.

(3)  The execution, delivery and performance by the Company of the Credit Agreement have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)  contravene its certificate of incorporation or by-laws;

(b)  except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)  result in any conflict with or breach of any agreement or document binding on it.

(4)  Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Credit Agreement or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Credit Agreement or the transactions governed by the Credit Agreement. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include the Commodity Exchange Act, as amended, and the rules and regulations thereunder and does  not include any law, rule or regulation that is applicable to the Company, the Credit Agreement  or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Credit Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.         The execution and delivery by the Company of the Credit Agreement do not, and the performance by the Company of its obligations thereunder and the borrowings and issuances of letters of credit thereunder will not, result in a violation of Generally Applicable Law.

2.         No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body,

2

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

is required for the due execution, delivery or performance by the Company of the Credit Agreement.

3.         The Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a)  Our opinion in paragraph 3 is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)  Our opinion in paragraph 3 is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)  We express no opinion with respect to Section 11.9 of the Credit Agreement to the extent that such Section (or such similar provisions) permit set-off to be made without notice.

(d)  We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Credit Agreement to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws or acts of gross negligence or willful misconduct.

(e)  We express no opinion with respect to Section 11.16 of the Credit Agreement to the extent that such Section (i) contains a waiver of any objections based on inappropriate venue or forum non conveniens in any Federal courts of the United States, (ii) implies that a Federal court of the United States has subject matter jurisdiction, or (iii) purports to grant any court exclusive jurisdiction.

(f)  We express no opinion with respect to the effect of Section 11.22 of the Credit Agreement or any Bail-In Action.

(g)  Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

A copy of this opinion letter may be delivered by any of you to any person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

3

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

This opinion letter is rendered to you in connection with the transactions contemplated by the Credit Agreement. This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

4

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

GMA/BZ/AN

RHR

5

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

SCHEDULE A

The Bank of New York Mellon, as Administrative Agent

The Lenders party to the Credit Agreement (referred to in the foregoing opinion letter) on the date hereof

CVS Health Corporation 2018 Five Year Credit Agreement

Opinion of Counsel

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any Letters of Credit and Swing Line Loans [, and any Competitive Bid Loans,]5 included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any]

1   For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2   For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3   Select as appropriate.

4   Include bracketed language if there are either multiple Assignors or multiple Assignees.

5   Include or exclude, as applicable.

CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

Assignor [is] [is not]6 a Defaulting Lender.

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.         Borrower:  CVS Health Corporation, a Delaware corporation.

4.         Administrative Agent: The Bank of New York Mellon, as the administrative agent under the Credit Agreement.

5.         Credit Agreement: The Five Year Credit Agreement, dated as of May 17, 2018, among the Borrower, the Lenders party thereto from time to time and the Administrative Agent, as from time to time amended, amended and restated, supplemented or otherwise modified.

6.         Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Commitment/Revol ving Credit Loans for all Lenders[9]	Amount of Commitment/Revol ving Credit Loans Assigned[8]	Percentage Assigned of Commitment/ Revolving Credit Loans[1][0]	CUSIP Number (if applicable)
		$__________	$__________	__________%
		$__________	$__________	__________%
		$__________	$__________	__________%

6   Delete inapplicable item.

7   List each Assignor, as appropriate.

8   List each Assignee, as appropriate.

9   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10  Set  forth, to  at least 9 decimals, as a percentage of the Commitment/Revolving Credit Loans of all Lenders thereunder.

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CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

Assignor[s][11]	Assignee[s][12]	Amount and Competitive Interest Period of each outstanding Competitive Bid Loan of Assignor[13]	Amount of each Competitive Bid Loan Assigned by Assignor to Assignee[8]	CUSIP Number (if applicable)
		$_________________ Competitive Interest Period beginning ______ and ending _______	$___________
		$_________________ Competitive Interest Period beginning __________ and ending ______________	$___________
		$_________________ Competitive Interest Period beginning _________ and ending ___________	$___________

[7.        Trade Date:  _______ ___, 20__]14

11  List each Assignor, as appropriate.

12  List each Assignee, as appropriate.

13  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

14  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

Effective Date:____________ _____, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][15]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][16]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

15  Add additional signature blocks as needed.

16  Add additional signature blocks as needed.

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CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

[Consented to and]17 Accepted:

THE BANK OF NEW YORK MELLON, as Administrative Agent,

an Issuer and Swing Line Lender

By:
Title:

[Consented to:][18]

CVS HEALTH CORPORATION

By:
Title:

17 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

18 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, any Issuer) is required by the terms of the Credit Agreement.

CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties

1.1       Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not]19 a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.7(b)(3), (5) and (6) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.7(b)(3) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant  to Section 7.7 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) it has delivered to the Borrower and the Administrative Agent any documentation required to be delivered by it pursuant to Section 3.10(f) of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS (IF ANY) AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST AND (II) ACKNOWLEDGES THAT CERTAIN TRANSACTIONS WITH DISQUALIFIED INSTITUTIONS SHALL BE SUBJECT

19 Delete if inapplicable or remove brackets.

CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

TO SECTION 11.7 OF THE CREDIT AGREEMENT; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any  other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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CVS Health Corporation 2018 Five Year Credit Agreement

Assignment and Assumption

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT F

FORM OF COMPETITIVE BID REQUEST

[Date]

The Bank of New York Mellon, as Administrative Agent

Administrator/ Issuer Services

Client Services Delivery Loan Processing COE

Loan Administration

6023 Airport Road

Oriskany, New York 13424

Attention:	Daizon Camp
Facsimile:	(315) 765-4533
Telephone:	(315) 765-4145
Email:	afasyndications@bnymellon.com

Re:       Five Year Credit Agreement, dated as of May 17, 2018, by and among CVS Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 2.4 of the Credit Agreement, the Borrower hereby gives notice of its request to borrow Competitive Bid Loans in the aggregate principal amount of $_______________ on _____________ (which is a Domestic Business Day), which borrowing shall consist of the following:

Principal Amount	Competitive Interest Period

The Borrower hereby certifies that on the Borrowing Date set forth above, and after giving effect to the Competitive Bid Loans requested hereby:

(a)        There shall exist no Default.

CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid Request

(b)        The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, except those which are expressly specified to be made as of an earlier date which representations and warranties shall be true and correct in all material respects or in all respects, as the case may be, as of such earlier date.

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2

CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid Request

IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid Request to be duly executed on its behalf.

CVS HEALTH CORPORATION

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid Request

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT G

FORM OF INVITATION TO BID

[Date]

To the Lenders party

from time to time to the

Credit Agreement referred to below

Re:       Five Year Credit Agreement, dated as of May 17, 2018, by and among CVS Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to a Competitive Bid Request, the Borrower gave notice of its request to borrow Competitive Bid Loans in the aggregate principal amount of $__________________ on ____________ (which shall be a Domestic Business Day), which borrowing would consist of the following:

Principal Amount	Competitive Interest Period

The Lenders are hereby invited to bid, pursuant to the terms and conditions of the Credit Agreement, on such requested Competitive Bid Loans.

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CVS Health Corporation 2018 Five Year Credit Agreement

Invitation to Bid

IN EVIDENCE of the foregoing, the undersigned has caused this Invitation to Bid to be duly executed on its behalf.

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Invitation to Bid

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT H

FORM OF COMPETITIVE BID

[Date]

The Bank of New York Mellon, as Administrative Agent

Administrator/ Issuer Services

Client Services Delivery Loan Processing COE

Loan Administration

6023 Airport Road

Oriskany, New York 13424

Attention:	Daizon Camp
Facsimile:	(315) 765-4533
Telephone:	(315) 765-4145
Email:	afasyndications@bnymellon.com

Re:       Five Year Credit Agreement, dated as of May 17, 2018, by and among CVS Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

In response to a Competitive Bid Request dated ________, the undersigned Lender hereby offers to make Competitive Bid Loan(s) in the aggregate principal amount of $_______________ on ______________ (which shall be a Domestic Business Day), which borrowing would consist of the following:

Principal Amount	Competitive Interest Period	Competitive Bid Rate

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CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid

IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid to be duly executed on its behalf.

[LENDER]

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT I

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

[Date]

The Bank of New York Mellon, as Administrative Agent

Administrator/ Issuer Services

Client Services Delivery Loan Processing COE

Loan Administration

6023 Airport Road

Oriskany, New York 13424

Attention:	Daizon Camp
Facsimile:	(315) 765-4533
Telephone:	(315) 765-4145
Email:	afasyndications@bnymellon.com

Re:       Five Year Credit Agreement, dated as of May 17, 2018, by and among CVS Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 2.4(d) of the Credit Agreement, the Borrower hereby gives notice of its acceptance of the following Competitive Bids:

Lender	Principal Amount	Competitive Interest Period	Competitive Bid Rate

and its rejection of all other Competitive Bids, in each case made pursuant to the Competitive Bid Request, dated _________________________.

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CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid Accept/Reject Letter

IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid Accept/Reject Letter to be duly executed on its behalf.

CVS HEALTH CORPORATION

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Competitive Bid Accept/Reject Letter

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT J

FORM OF LETTER OF CREDIT REQUEST

[Date]

The Bank of New York Mellon, as Administrative Agent

Administrator/ Issuer Services

Client Services Delivery Loan Processing COE

Loan Administration

6023 Airport Road

Oriskany, New York 13424

Attention:	Daizon Camp
Facsimile:	(315) 765-4533
Telephone:	(315) 765-4145
Email:	afasyndications@bnymellon.com

Re:       Five Year Credit Agreement,  dated  as  of May 17,  2018, by and among CVS  Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 2.8(b) of the Credit Agreement, the Borrower hereby gives notice of its request for the issuance by [_____________] (the “Issuer”)20 of a [standby][commercial]21 Letter of Credit in support of an obligation of [the Borrower][Name of Subsidiary] for the benefit of ______________ on ____________ in connection with ________________ in the maximum  amount of $________________. A drawing may be made under such Letter of Credit under the following conditions: ________________.

The Borrower hereby certifies that on the above requested date of issuance of such Letter of Credit, and after giving effect to the issuance of such Letter of Credit:

(a)        There shall exist no Default.

(b)        The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and

20  Insert name of Issuer

21  Barclays Bank PLC not an Issuer of commercial Letters of Credit

CVS Health Corporation 2018 Five Year Credit Agreement

Letter of Credit Request

correct (after giving effect to any qualification therein) in all respects, except those which are expressly specified to be made as of an earlier date which representations and warranties shall be true and correct in all material respects or in all respects, as the case may be, as of such earlier date.

(c)        After giving effect to the Letter of Credit requested hereby (i) the Letter of Credit Exposure of all Lenders shall not exceed the Aggregate Letter of Credit Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount, (iii) the Letter of Credit Exposure of the Issuer shall not exceed the Letter of Credit Commitment of the Issuer, and (iv) the Commercial Letter of Credit Exposure of the Issuer shall not exceed the Commercial Letter of Credit Commitment of the Issuer.

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CVS Health Corporation 2018 Five Year Credit Agreement

Letter of Credit Request

IN EVIDENCE of the foregoing, the undersigned has caused this Letter of Credit Request to be duly executed on its behalf.

CVS HEALTH CORPORATION

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Letter of Credit Request

2018 FIVE YEAR CREDIT AGREEMENT

EXHIBIT K

FORM OF COMMITMENT INCREASE SUPPLEMENT

COMMITMENT INCREASE SUPPLEMENT, dated as of _______________, 20__ to the Five Year Credit Agreement, dated as of May 17, 2018, by and among CVS Health Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1.         Pursuant to Section 2.6(d) of the Credit Agreement, the Borrower hereby proposes to increase (the “Increase”) the Aggregate Commitment Amount   from $________ to $__________.

2.         Each of the following Lenders (each an “Increasing Lender”) has been invited by the Borrower, and has agreed, subject to the terms hereof, to increase its Commitment Amount as follows:

Name of Lender	Commitment Amount (after giving effect to the Increase)
$_____________
$_____________
$_____________

3.         Each of the following Persons (each a “New Lender”) has been invited by the Borrower, and has agreed, subject to the terms hereof, to become a “Lender” under the Credit Agreement with a Commitment Amount in the amount set forth below:

Name of New Lender	Commitment Amount
$_____________
$_____________
$_____________

4.         The Borrower hereby represents and warrants to the Administrative Agent, each Lender and each New Lender that immediately before and after giving effect to the Increase, no Default exists or would exist and that the representations and warranties contained in the Credit Agreement are true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language are true and correct (after giving effect to any qualification therein) in all respects with the same effect

CVS Health Corporation 2018 Five Year Credit Agreement

Commitment Increase Supplement

as though such representations and warranties had been made on the effective date of the Increase, except those which are expressly specified to be made as of an earlier date which representations and warranties were true and correct in all material respects or in all respects, as the case may be, as of such earlier date.

5.         Pursuant to Section 2.6(d) of the Credit Agreement, by execution and delivery of this Commitment Increase Supplement, together with the satisfaction of all of the requirements set forth in such Section 2.6(d) (the date of such satisfaction being the “Increase Effective Date”), (i) each of the Increasing Lenders shall have, on and as of the Increase Effective Date of the Increase, a Commitment Amount equal to the amount set forth above next to its name, and (ii) each of the New Lenders as of the Increase Effective Date shall be deemed to be a “Lender” under, and as such term is defined in, the Credit Agreement, and shall have a Commitment Amount equal to the amount set forth above next to its name.

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CVS Health Corporation 2018 Five Year Credit Agreement

Commitment Increase Supplement

IN EVIDENCE of the foregoing, each of the undersigned has caused this Commitment Increase Supplement to be duly executed on its behalf.

CVS HEALTH CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as
Administrative Agent

By:
Name:
Title:

[INCREASING LENDER]

By:
Name:
Title:

[NEW LENDER]

By:
Name:
Title:

CVS Health Corporation 2018 Five Year Credit Agreement

Commitment Increase Supplement